UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement
New Frontier Energy, Inc.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:
$0.001 par value Common Stock

(2)	Aggregate number of securities to which transaction applies:
26,000 shares

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
$0.22 per share

(4)	Proposed maximum aggregate value of transaction:
$6,000.00

(5)	Total fee paid:
$0.70

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER
MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

New Frontier Energy, Inc.
1801 Broadway, Suite 920
Denver, CO 80202

August __, 2011

To the Shareholders of New Frontier Energy, Inc.

This Information Statement is being furnished to you, as a holder of Common Stock, par value $0.001 (“Common Stock”), of New Frontier Energy, Inc., a Colorado corporation (the “Company” or “we”), on or around August __, 2011, to inform you of (i) the approval by our Board of Directors (the “Board”) at a meeting held on July 16, 2011 to effect a reverse stock split of our Common Stock followed immediately by a forward stock split of our Common Stock (the “Reverse/Forward Stock Split”), and (ii) our receipt on July 19, 2011 of a written consent (the “Consent”) approving the Reverse/Forward Stock Split by Iris Energy Holdings, Limited (“Iris”), which owns 37,845,381 shares of Common Stock, representing approximately 55.01% of the outstanding shares of Common Stock as of August __, 2011 (the “Record Date”). No other shareholder vote is required due to Iris’s majority interest in the Company. Michel Escher is a director of the Company and the sole director of Iris, and Michel Escher executed the Consent on behalf of Iris. The resolutions adopted by the Board at its meeting on July 16, 2011 and the Consent give us the authority to effect the Reverse/Forward Stock Split. The effective date of the Reverse/Forward Stock Split will be on or after August __, 2011, (20 calendar days following the date this Information Statement is first mailed to our shareholders) and will become effective immediately thereafter (the “Effective Date”). As a result of the Reverse/Forward Stock Split, as described in more detail below, shareholders owning fewer than 500 shares of our Common Stock will be cashed out at a price of $0.22 per share, and the holdings of all other shareholders will remain unchanged.

The Board reserves the right, in its discretion, to abandon the Reverse/Forward Stock Split prior to the proposed Effective Date if it determines that doing so is in the best interests of the Company.

The intended effect of the Reverse/Forward Stock Split is to reduce the number of record holders of our Common Stock to fewer than 300 so that we will be eligible to terminate the public registration of our Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Provided that the Reverse/Forward Stock Split has the intended effect, we will file to deregister our Common Stock with the Securities and Exchange Commission (the “Commission”). We will in such case no longer be required to file periodic reports with the Commission, although we intend to continue to provide sufficient information to allow our Common Stock to continue trading on the Pink Sheets.

This Information Statement is dated July __, 2011, and is first being mailed to our shareholders on or about August __, 2011.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS: APPROVED OR DISAPPROVED OF THE TRANSACTION; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Following the receipt of the Consent, no other shareholder vote is required. This Information Statement is being furnished to all of our shareholders pursuant to Section 14(c) of the Exchange Act, the rules promulgated thereunder and the provisions of the Colorado Business Corporation Act, solely for the purpose of informing shareholders of the Reverse/Forward Stock Split before it takes effect.

This Information Statement is furnished solely for the purpose of informing shareholders of this corporate action in the manner required by Rule 14c-2(b) under the Exchange Act.

By order of the Board of Directors,

Roger V. Davidson
Secretary

TABLE OF CONTENTS

SUMMARY OF TERMS OF REVERSE/FORWARD STOCK SPLIT	1
QUESTIONS AND ANSWERS ABOUT THE REVERSE/FORWARD STOCK SPLIT	3
SPECIAL FACTORS	6
Structure of the Reverse/Forward Stock Split	6
Reasons for and Purposes of the Reverse/Forward Stock Split	7
Strategic Alternatives Considered	10
Background of the Reverse/Forward Stock Split	11
Effects of the Reverse/Forward Stock Split	12
Potential Disadvantages of the Reverse/Forward Stock Split to Shareholders; Accretion in Ownership	14
Effect of the Reverse/Forward Stock Split on Option Holders and Holders of Purchase Warrants	15
Financial Effect of the Reverse/Forward Stock Split	15
United States Federal Income Tax Consequences of the Reverse/Forward Stock Split	16
Fairness of Reverse/Forward Stock Split to Shareholders	20
Procedural Fairness to All Shareholders	23
Recommendation of the Board; Fairness of the Reverse/Forward Stock Split	24
Fairness Determination by Iris/Michel Escher	24
Reservation of Rights	25
Termination of Exchange Act Registration	25
Vote Required	26
THE REVERSE/FORWARD STOCK SPLIT	27
FORWARD-LOOKING STATEMENTS	27
DESCRIPTION OF THE REVERSE/FORWARD STOCK SPLIT	28
Background of New Frontier Energy, Inc.	28
Description of Capital Stock	28
Description and Interests of Certain Persons in Matters to be Acted Upon	29
The Reverse/Forward Stock Split	29
Regulatory Approvals	30
Holders as of Effective Date; Net Effect After Reverse/Forward Stock Split	30
Exchange of Certificates for Cash Payments or Shares	30
Dissenter’s Rights	31
Accounting Treatment	31
FINANCING OF THE REVERSE/FORWARD STOCK SPLIT	31
COSTS OF THE REVERSE/FORWARD STOCK SPLIT	32
PAST CONTRACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS	32
CONDUCT OF THE COMPANY’S BUSINESS AFTER THE REVERSE/FORWARD STOCK SPLIT	32
FINANCIAL STATEMENTS	33
PRICE RANGE OF COMMON STOCK; DIVIDENDS; TRADING VOLUME	33
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	34
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	35
WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION	35
ANNEX -1 Colorado Revised Statutes - “Dissenters’ Rights”	36
ANNEX -1 Notice of Dissenter’s Rights/Notice of Dissent	42

SUMMARY OF TERMS OF REVERSE/FORWARD STOCK SPLIT

The following is a summary of the material terms of the proposed Reverse/Forward Stock Split and the other transactions contemplated in connection with the Reverse/Forward Stock Split.

This Information Statement contains a more detailed description of the terms of the proposed Reverse/Forward Stock Split. We encourage you to read the entire Information Statement and each of the documents that we have attached as Annexes to this Information Statement carefully.

●
The Board has authorized a 1-for-500 Reverse Split (as defined herein) of our Common Stock, followed immediately by a 500-for-1 Forward Split (as defined herein) of our Common Stock. See also the information under the captions “Special Factors - Structure of the Reverse/Forward Stock Split,” “Special Factors - Reasons for and Purposes of the Reverse/Forward Stock Split” and “Special Factors - Fairness of Reverse/Forward Stock Split to Shareholders” in this Information Statement.

●
The Board has determined that the Reverse/Forward Stock Split is fair to and in the best interest of all of our shareholders, including those shareholders owning shares being cashed out pursuant to the Reverse/Forward Stock Split and those who will retain an equity interest in our Company subsequent to the consummation of the Reverse/Forward Stock Split. See also the information under the captions “Special Factors - Fairness of Reverse/Forward Stock Split to Shareholders” and “Special Factors - Recommendation of the Board; Fairness of Reverse/Forward Stock Split” in this Information Statement.

●
Michel Escher, who has been deemed a “filing person” for purposes of Schedule 13E-3, has adopted the analysis and conclusions of our Board regarding the material factors upon which it was determined that the Reverse/Forward Stock Split is fair to and in the best interest of all of our shareholders, including those shareholders owning shares being cashed out pursuant to the Reverse/Forward Stock Split and those who will retain an equity interest in our Company subsequent to the consummation of the Reverse/Forward Stock Split. See also the information under the captions “Special Factors - Fairness Determination by Michel Escher.”

●
We have not received nor have we solicited any report, opinion, or appraisal from an outside party relating to the fairness of the Reverse/Forward Stock Spilt to our shareholders. Nor did the Board create a Special Committee of the Board to approve the Reverse/Forward Stock Split. However, our independent Board member was actively involved in the Board’s review of the Reverse/Forward Stock Split. See also the information under the captions “Special Factors - Fairness of Reverse/Forward Stock Split to Shareholders” and “Special Factors - Procedural Fairness to All Shareholders.”

●
Michel Escher, a director of the Company and the sole director of Iris is the beneficial owner of 37,845,381 shares of Common Stock held by Iris Energy Holdings Ltd. (“Iris”), which represents approximately 55.01% of the outstanding shares of Common Stock. (Michel Escher is a beneficial owner, as defined by the Commission, of shares of Common Stock solely due to the dispositive and voting control he holds over the shares of Common Stock owned by Iris. In this instance, beneficial ownership, as defined by the Commission, may not represent economic ownership.) As the sole director or Iris, Michel Escher has caused Iris to vote in favor of the Reverse/Forward Stock Split. See also the information under the caption “Special Factors - Vote Required” in this Information Statement.

●
When the Reverse/Forward Stock Split becomes effective, if you hold at least 500 shares of Common Stock, the number of shares of Common Stock that you hold will not change, and you will not receive any cash payments. You will not need to take any action, including exchanging or returning any existing stock certificates, which will continue to evidence ownership of the same number of shares as set forth currently on the face of the certificates. See also the information under the caption “Description of the Reverse/Forward Stock Split” in this Information Statement.

●
When the Reverse/Forward Stock Split becomes effective, if you hold fewer than 500 shares of Common Stock, you will be eligible to receive a cash payment of $0.22 per pre-split share. As soon as practicable after the Effective Date, you will be notified and asked to surrender your stock certificates to the Exchange Agent (as defined herein). Upon receipt of your stock certificates by the Exchange Agent, you will receive your cash payment. See also the information under the caption “Description of the Reverse/Forward Stock Split - Exchange of Certificates for Cash Payment or Shares” in this Information Statement.

●
The Reverse/Forward Stock Split will not affect the outstanding warrants or the outstanding stock options or other convertible securities whether exercisable or unexercisable, and holders of warrants and options will, following the Reverse/Forward Stock Split, continue to hold warrants, options and other convertible securities for the same number of shares of Common Stock at the same exercise and conversion price and other terms as they currently do. See also the information under the caption “Special Factors - Effect of the Reverse/Forward Stock Split on Option Holders and Holders of Warrants” in this Information Statement.

●
The Reverse/Forward Stock Split is not expected to affect our current business plan or operations, except for the anticipated cost and management time savings associated with termination of our obligations as a reporting company. See also the information under the captions “Special Factors - Effects of the Reverse/Forward Stock Split, “Special Factors - Financial Effect of the Reverse/Forward Stock Split” and “Conduct of the Company’s Business After the Reverse/Forward Stock Split” in this Information Statement.

●
When the Reverse/Forward Stock Split becomes effective, it is anticipated that we will be eligible to cease filing periodic reports with the Commission and we intend to cease public registration of our Common Stock. Once we cease public registration of our Common Stock, we will not be required to provide our shareholders with periodic or other reports regarding the Company, although we intend to continue to provide sufficient information to allow our Common Stock to continue trading on the Pink Sheets. See also the information under the captions “Special Factors - Reasons for and Purposes of the Reverse/Forward Stock Split,” and “Special Factors - Fairness of Reverse/Forward Stock Split” in this Information Statement.

●
For those shareholders who receive a cash payment in the Reverse/Forward Stock Split and cease to hold, either directly or indirectly, shares of post-split Common Stock, generally you will recognize a gain or loss for United States federal income tax purposes for the difference between the amount of cash received and the aggregate adjusted tax basis in your shares of Common Stock. For those shareholders that retain Common Stock incident to the Reverse/Forward Stock Split, you will not recognize any gain or loss for United States federal income tax purposes. See also the information under the caption “Special Factors - United States Federal Income Tax Consequences of the Reverse/Forward Stock Split” in this Information Statement. You are urged to consult with your own tax advisor regarding the tax consequences of the Reverse/Forward Stock Split in light of your own particular circumstances.

●
When the Reverse/Forward Split becomes effective, if you hold fewer than 500 shares of Common Stock, you are entitled to dissenter’s rights under the Colorado Business Corporation Act. See also the information under the caption “Description of the Reverse Split - Dissenter’s Rights” in this Information Statement.

●
We have the financial resources to complete the Reverse/Forward Stock Split, the costs of which we currently anticipate to be approximately $71,000. However, if on the date immediately preceding the Effective Date, we determine that the cash required to pay for the Reverse/Forward Stock Split materially exceeds $71,000, the Board reserves the right not to effect the Reverse/Forward Stock Split. See also the information under the caption “Financing of the Reverse/Forward Stock Split” in this Information Statement.

●
The Reverse/Forward Stock Split is considered a “going private” transaction as defined by Rule 13e-3 under the Exchange Act, because it is intended to terminate the registration of our Common Stock under Section 12(g) of that statute and suspend our duty to file periodic reports with the Commission. Consequently, the Company and Michel Escher (as the beneficial owner of the shares owned by Iris), have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the Commission (the “Transaction Statement”). The Company and Michel Escher (as the beneficial owner of the shares owned by Iris) are the filing persons on the Transaction Statement. The Transaction Statement is available on the Commission’s website at www.sec.gov or from the Company.

●
Our directors and executive officers are collectively considered to be our “affiliates” for purposes of the Reverse/Forward Stock Split. As of the Record Date, Michel Escher, a director of the Company, is the only affiliate that is a beneficial owner of shares of Common Stock due to his role as the sole director of Iris. (Michel Escher is a beneficial owner, as defined by the Commission, of shares of Common Stock solely due to the dispositive and voting control he holds over the shares of Common Stock owned by Iris. In this instance, beneficial ownership, as defined by the Commission, may not represent economic ownership.) Accordingly, Michel Escher, due to his role as the sole director of Iris, is the only affiliate that will be deemed to participate in the Reverse/Forward Stock Split. Iris’s shareholding in the Company will increase from approximately 55.01% of the outstanding shares of the Common Stock prior to the consummation of the Reverse/Forward Stock Split to approximately 55.03% after the Reverse/Forward Stock Split is effected.

●
The fractional shares resulting from the Reverse/Forward Stock Split will be retired and returned to the authorized Common Stock of the Company available for future issuance. Our per-share Common Stock net income or loss and the net book value will be marginally increased in absolute terms because there will be fewer shares of our Common Stock outstanding following the Reverse/Forward Stock Split. Any fractional shares that are redeemed by the cashed-out shareholders will result in a decrease in paid in capital and cash. We do not anticipate that any other accounting consequences would arise as a result of the proposed transaction.

QUESTIONS AND ANSWERS ABOUT THE REVERSE/FORWARD STOCK SPLIT

The following questions and answers briefly address some commonly asked questions about the Reverse/Forward Stock Split that are not addressed in the “Summary of Terms of Reverse/Forward Stock Split.” They may not include all the information that is important to you. We urge you to read carefully this entire Information Statement, including our financial statements and the Annexes hereto.

Q:	What are some of the advantages of the Reverse/Forward Stock Split?
A:	Our Board believes that the Reverse/Forward Stock Split will have, among others, the following advantages:
●
We will be able to terminate the registration of our Common Stock under the Exchange Act, which will eliminate the significant tangible and intangible costs of our being a registered, reporting company, with tangible cost savings of an estimated $375,000 before taxes annually;

●	Management will not have the burdens associated with being a registered, reporting company and will be able to devote more time to the operations of the Company; and
●
Shareholders holding less than 500 shares will be able to liquidate their position at a premium to the current market price without paying any brokerage fees, commissions, or transaction costs, which may be significant in relation to or greater than the market value such shareholders’ holdings.

See also information under the caption “Special Factors - Reasons for and Purposes of the Reverse/Forward Stock Split” in this Information Statement.

Q:	What are some of the disadvantages of the Reverse/Forward Stock Split?
A:	Our Board believes that the Reverse/Forward Stock Split will have, among others, the following disadvantages:
●
Shareholders owning fewer than 500 shares of our Common Stock will not have an opportunity to liquidate their shares at a time and for a price of their choosing; instead, they will be cashed out, will no longer be shareholders of our Company and will not have the opportunity to participate in or benefit from any future potential appreciation in our value;

●
Shareholders holding our Common Stock following the Reverse/Forward Stock Split may no longer have the information that is currently provided in our filings with the Commission pursuant to the Exchange Act and the Sarbanes-Oxley Act regarding such matters as our business operations and developments, legal proceedings involving the Company, our financial results, the compensation of our directors and executive officers, and Company securities held by our directors, executive officers and major shareholders;

●
Our shareholders will no longer have the protections provided by the liability provisions of the Exchange Act and the Sarbanes-Oxley Act applicable to the Company and our directors, officers and major shareholders, including the short-swing profit provisions of Section 16, the proxy solicitation rules under Section 14 and the stock ownership reporting rules under Section 13;

●
Our officers, directors and major shareholders will no longer be subject to the reporting obligations regarding their ownership of our Common Stock imposed by the Exchange Act and the Sarbanes-Oxley Act;

●	The trading volume of our Common Stock may decline and it may be more difficult for our shareholders to buy or sell our Common Stock;
●
 The termination of the registration of our Common Stock may result in us having less flexibility in attracting and retaining executives and employees since equity-based incentives (such as stock options) tend to be less valuable in a non-reporting company; and

●	It will be more difficult for us to access the public equity markets to raise capital.
See also information under the captions “Special Factors - Effects of the Reverse/Forward Stock Split,” “Special Factors - Financial Effect of the Reverse Split” and “Special Factors - Recommendation of the Board; Fairness of the Reverse/Forward Stock Split” in this Information Statement.

Q:	What are some of the factors that the Board considered in approving the Reverse/Forward Stock Split?
A:
The Board considered several factors in approving the Reverse/Forward Stock Split. Importantly, the Board considered the relative advantages and disadvantages discussed above and under the captions “Special Factors - Reasons for and Purposes of the Reverse/Forward Stock Split,” “Special Factors - Strategic Alternatives Considered,” “Special Factors - Background of the Reverse/Forward Stock Split” and “Special Factors - Effects of the Reverse/Forward Stock Split “ in this Information Statement. The Board also considered numerous other factors, including:

●
The Board’s discussions and conclusions about the fairness of the price of $0.22 per pre-split share to be paid following the Reverse/Forward Stock Split to our shareholders owning fewer than 500 shares;

●	The fact that a large number of our shareholders hold, in aggregate, a small percentage of our outstanding Common Stock;
●
That the decision to cash-out shareholders holding less than 500 shares would provide them with an opportunity to receive cash for their holdings without having to pay brokerage fees, commissions, or transaction costs that such shareholder would otherwise be required to pay;

●	The fact that a de minimus percentage of our outstanding Common Stock is being cashed-out; and
●	The projected tangible and intangible cost savings to us by terminating our status as a reporting company.
See also information under the captions “Special Factors - Fairness of the Reverse Stock Split to Shareholders,” “Special Factors - Procedural Fairness to All Shareholders,” and “Special Factors -Recommendation of the Board; Fairness of the Reverse Split” in this Information Statement.

Q:	What are the interests of directors and executive officers of the Company in the Reverse/Forward Stock Split?
A:
Michel Escher, in his capacity as the sole director of Iris, is our only director or executive officer who is a beneficial owner of our Common Stock, and following the Reverse/Forward Stock Split, Michel Escher will so remain. As a result of the Reverse/Forward Stock Split, we anticipate that Michel Escher’s beneficial ownership, due to his role as the sole director of Iris, will increase from 55.01% to 55.03% of the outstanding shares of Common Stock. (Michel Escher is a beneficial owner, as defined by the Commission, of shares of Common Stock solely due to the dispositive and voting control he holds over the shares of Common Stock owned by Iris. In this instance, beneficial ownership, as defined by the Commission, may not represent economic ownership.) Following the Reverse/Forward Stock Split, it is expected that each of our current directors and executive officers will continue to serve in their current capacity. See also information under the captions “Special Factors - Effects of the Reverse/Forward Stock Split” and “Special Factors - Potential Disadvantages of the Reverse/Forward Stock Split to Shareholders; Accretion in Ownership and Control of Certain Shareholders” in this Information Statement.

Q:	What is the total cost of the Reverse/Forward Stock Split to the Company?
A:
We estimate that we will pay up to approximately $6,000 to cash out fractional shares. In addition, we anticipate incurring approximately $65,000 in printing and mailing expenses, legal, financial, accounting and other fees and costs in connection with the Reverse/Forward Stock Split. See also information under the captions “Special Factors - Effects of the Reverse/Forward Stock Split,” “Special Factors - Financial Effect of the Reverse/Forward Stock Split” and “Costs of the Reverse/Forward Stock Split” in this Information Statement.

Q:	What is the recent share price and dividend history of the Common Stock?
A:
The following is a schedule of the reported high and low closing share price for our Common Stock during the period from June 1, 2009 through July 19, 2011 (the last trading day prior to the announcement of the Reverse/Forward Stock Split). These quotations do not include any mark-up, mark-down, commission or other transaction cost and may not necessarily represent actual transactions:

Quarter or Period Ended	High	Low
July 19, 2011	$0.13	$0.07
May 31, 2011	$0.21	$0.06
February 28, 2011	$0.25	$0.06
November 30, 2010	$0.21	$0.17
August 31, 2010	$0.20	$0.09
May 31, 2010	$0.15	$0.08
February 29, 2010	$0.30	$0.14
November 30, 2009	$0.30	$0.16
August 31, 2009	$0.45	$0.20

We have not paid any cash dividends to our Common Stock shareholders. Any future declaration and payment of cash dividends will be subject to the discretion of the Board, and will depend upon our results of operations, financial condition, cash requirements, future prospects, changes in tax legislation and other factors deemed relevant by our Board.

On July 19, 2011, our Common Stock’s closing price per share was $0.10 on trading volume of 14,000 shares. Our average closing price for the three months prior to July 19, 2011 was approximately $0.11 per share. See also information under the caption “Price Range of Common Stock; Dividends; Trading Volume” in this Information Statement.

SPECIAL FACTORS

Structure of the Reverse/Forward Stock Split

The Reverse/Forward Stock Split includes both a reverse stock split and a forward stock split of our Common Stock. The Reverse Split is expected to occur following the close of trading on the Effective Date and the Forward Split is expected to occur immediately following the Reverse Split. The Board reserves the right, in its discretion, to abandon the Reverse/Forward Stock Split prior to the proposed Effective Date if it determines that doing so is in the best interests of the Company.

Upon consummation of the Reverse Split, each registered shareholder on the Effective Date will receive one share of Common Stock for each 500 shares of Common Stock held in his, her or its account immediately prior to the effective time of the Reverse Split. Any registered shareholder who holds fewer than 500 shares of Common Stock in his, her or its account immediately prior to the consummation of the Reverse Split will receive a cash payment of $0.22 per pre-split share instead of fractional shares.

In connection with the Forward Split, all registered shareholders holding at least 500 shares prior to the Reverse Split will receive 500 shares of Common Stock for every one share of Common Stock they held following the Reverse Split. If a registered shareholder holds more than 500 shares of Common Stock in his, her or its account, any fractional share in such account will not be cashed out after the Reverse Split and the total number of shares held by such holder will not change as a result of the Reverse/Forward Stock Split. Such holders will not need to exchange or return any existing stock certificates, which will continue to evidence ownership of the same number of shares as set forth currently on the face of the certificates.

We intend for the Reverse/Forward Stock Split to treat shareholders holding Common Stock through a nominee (such as a bank or broker) in the same manner as shareholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse/Forward Stock Split for their beneficial holders. However, nominees may have different procedures, and shareholders holding shares through a nominee should contact their nominees (such as a banker or broker). A shareholder holding fewer than 500 shares of Common Stock through a nominee who wants to receive cash in the Reverse/Forward Stock Split should instruct his, her or its nominee to transfer such shareholder’s shares into a record account in such shareholder’s name so that such shareholder will be considered a holder of record prior to the Effective Date of the Reverse/Forward Stock Split, which is the 20th calendar day following the date this Information Statement is first mailed to our shareholders. A shareholder holding fewer than 500 shares of Common Stock through a nominee who does not transfer shares into a record account prior to the Effective Date may or may not have his, her or its shares cashed out in connection with the Reverse/Forward Stock Split, depending on such nominee’s procedures.

In general, the Reverse/Forward Stock Split can be illustrated by the following examples:

Hypothetical Scenario: Shareholder A is a registered shareholder who holds 400 shares of Common Stock in his account prior to the Reverse Split.

Result: Instead of receiving a fractional share of Common Stock immediately after the Effective Date of the Reverse Split, Shareholder A’s shares will be converted into the right to receive cash in the amount of $88.00 ($0.22 x 400 shares).

Note: If Shareholder A wants to continue to be a shareholder of the Company, Shareholder A can, prior to the Effective Date, buy at least 100 more shares, if available at prices Shareholder A is willing to pay, and hold them in his account. Shareholder A would have to act sufficiently in advance of the Reverse Stock Split so that the purchase is completed and the additional shares are credited in his account before the Effective Date.

Hypothetical Scenario: Shareholder B is a registered shareholder who holds 600 shares of Common Stock in his account prior to the Reverse Split.

Result: After the Effective Date of the Reverse/Forward Stock Split, Shareholder B will continue to hold all 600 shares of Common Stock.

Hypothetical Scenario: Shareholder C holds less than 500 shares of Common Stock in a brokerage account as of the Effective Date.

Result: The Company intends for the Reverse/Forward Stock Split to treat shareholders holding Common Stock through a nominee (such as a bank or broker) in the same manner as shareholders whose shares are registered in their names. Nominees will be instructed to effect the Reverse/Forward Stock Split for their beneficial holders. However, nominees may have different procedures and shareholders holding Common Stock through a nominee should contact their nominees. A shareholder holding fewer than 500 shares of Common Stock through a nominee  who wants to receive cash in the Reverse/Forward Stock Split should instruct his, her or its nominee to transfer such shareholder’s shares into a record account in such shareholder’s name so that such shareholder will be considered a holder of record prior to the Effective Date of the Reverse/Forward Stock Split. A shareholder holding fewer than 500 shares of Common Stock through a nominee who does not transfer shares into a record account prior to the Effective Date may or may not have his, her or its shares cashed out in connection with the Reverse/Forward Stock Split, depending on such nominee’s procedures.

The Board reserves the right, in its absolute discretion, to abandon the Reverse Split prior to the proposed Effective Date if it determines that doing so is in the best interests of the Company. Factors that may lead the Board to abandon the Reverse/Forward Stock Split may include, among other things, a material increase in the costs required to be incurred in order to consummate the Reverse/Forward Stock Split. Due to the fairness of the transaction all shareholders (those being cashed out and those continuing as shareholders after the Reverse/Forward Stock Split), the dissenter’s rights available to shareholders being cashed out, and the significant economic benefits to the Company from the Reverse/Forward Stock Split, we do not believe that litigation challenging the Reverse/Forward Stock Split would have any merit, and therefore, such litigation would likely not be an adequate reason for the Board to abandon the Reverse/Forward Stock Split, in the absence of a court order to the contrary. If such a determination to abandon the Reverse/Forward Stock Split is made by the Board, our shareholders would be notified through the filing of a Current Report with the SEC on Form 8-K.

Reasons for and Purposes of the Reverse/Forward Stock Split

The primary purpose of the Reverse/Forward Stock Split is to reduce the number of record holders of our Common Stock to fewer than 300, so that we can terminate the registration of our Common Stock under Section 12(g) of the Exchange Act. The Reverse/Forward Stock Split is expected to result in the elimination of the expenses related to our disclosure and reporting requirements under the Exchange Act and to decrease the administrative expense we incur in servicing a large number of record shareholders who own a small percentage of our outstanding shares of Common Stock. The Board believes that achieving these ongoing cost reductions is important for the Company, considering its negative cash flow from continuing operations and current lack of material revenues. The sooner the Reverse/Forward Stock Split is implemented, the greater the aggregate cost savings the Company will achieve. Accordingly, timely and reasonably assured completion of the transaction were important considerations for the Board.

As discussed further in this Information Statement under the caption “Special Factors - Background of the Reverse/Forward Stock Split,” the Board reviewed the Reverse/Forward Stock Split as a strategic alternative to maximize shareholder value at a meeting on July 16, 2011. At that meeting, in connection with its ongoing review of strategic issues confronting the Company, management expressed concern about expense of remaining a registered, reporting company and continuing to comply with the periodic reporting requirements of the Exchange Act in light of the low trading volume of shares of Common Stock. The Board therefore decided to consider whether it should remain a registered, reporting company.

The Board believes that any material benefit derived from continued registration under the Exchange Act is outweighed by the cost. As a result of the increased cost and tangible and intangible burdens associated with being a registered, reporting company following the passage of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), we do not believe that continuing our registered, reporting company status is in the best interest of the Company or our shareholders.

The Board believes that the significant tangible and intangible costs of our being a registered, reporting company are not justified because we have not been able to realize many of the benefits that registered, reporting companies sometimes realize. The Board does not believe that we are in a position to use our status as a registered, reporting company to raise capital through sales of securities in a public offering, or otherwise to access the public markets to raise equity capital. In addition, our Common Stock’s extremely limited trading volume and low stock price have all but eliminated our ability to use our Common Stock as acquisition currency or to attract and retain employees.

Our Common Stock’s limited trading volume has also impaired our shareholders’ ability to sell their shares, which has prevented them from realizing the full benefits of holding stock in a registered, reporting company. Our low market capitalization has resulted in limited interest from market makers or financial analysts who might report on our activity to the investment community. In addition, a single shareholder owns a majority the outstanding shares of Common Stock. As of the Record Date, Iris owns 37,845,381 shares of Common Stock, representing approximately 55.01% of the outstanding share of Common Stock. For information with respect to the shares beneficially owned by our directors and executive officers, see the information under the caption “Security Ownership of Certain Beneficial Owners and Management” in this Information Statement.

During the twelve months ending July 19, 2011 (the last trading day prior to the announcement of the Reverse/Forward Stock Split), our stock traded infrequently, with reported trades occurring on only 147 days, and with an average daily trading volume of approximately 18,400 shares for such twelve month period. Because the Common Stock has been thinly traded, entering into a large purchase or sale, to the extent possible, would risk a significant impact on the market price of our Common Stock. The Board believes that it is unlikely that our market capitalization and trading liquidity will increase significantly in the foreseeable future.

Our status as a registered, reporting company does not materially benefit our shareholders, while placing an unnecessary financial burden on us. That burden has risen since the enactment of the Sarbanes-Oxley Act. As a registered, reporting company, we incur direct costs associated with compliance with the Commission’s filing and reporting requirements imposed on public companies. To comply with the requirements for a registered, reporting company, we expect to incur expenses of approximately $375,000 annually before taxes. We anticipate that the deregistration of our shares after the Reverse/Forward Stock Split will result in a reduction of such expenses as follows:

Estimated Future Annual Savings if the Company Ceases to be a Registered, Reporting Company

Accounting and Audit Fees	$115,000
Internal Control Compliance	$100,000
Shareholder Expenses	$20,000
Legal Fees	$75,000
Insurance Expenses	$25,000
Additional Expenses	$40,000
TOTAL	$375,000

The amounts set forth above are only estimates and the actual savings that we may realize may be higher or lower than the estimates set forth above. In light of our current resources, the Board does not believe that such costs are warranted. Therefore, the Board believes that it is in the best interests of our shareholders to eliminate the administrative, financial and other burdens associated with being a registered, reporting company by consummating the Reverse/Forward Stock Split at this time rather than continue to subject the Company to these burdens.

The substantial costs and burdens imposed on us as a result of being a registered, reporting company are likely to continue to increase significantly as a result of the passage of the Sarbanes-Oxley Act and the implementation of the regulatory reforms adopted by the Commission. The overall executive time expended on the preparation and review of our public filings will likely continue to increase substantially in order for our Chief Executive Officer and Chief Financial Officer to certify the financial statements in each of our public filings as required under the Sarbanes-Oxley Act. Since we have relatively few executive personnel, these indirect costs can be significant relative to our overall expenses and, although there will be no direct monetary savings with respect to these indirect costs when the Reverse/Forward Stock Split is effected and we cease filing periodic reports with the Commission, the time currently devoted by management to our registered company reporting obligations could be devoted to other purposes, such as operational concerns to further our business objectives and the interests of our shareholders. Additionally, the passage of the Sarbanes-Oxley Act may make it difficult for us to attract and retain independent directors without increasing director compensation and obtaining additional directors’ and officers’ liability insurance. See also information under the caption “Special Factors – Strategic Alternatives Considered” in this Information Statement for an additional description of the reasons why our Board approved the Reverse/Forward Stock Split instead of another alternative transaction structure.

Based on information available to us, we presently have an aggregate of approximately 1,700 record holders of our Common Stock (collectively, “Holders”), with more than 1,500 Holders owning fewer than 500 shares (collectively, the “Small Holders”). The Reverse/Forward Stock Split will terminate the Small Holders’ equity interests in the Company. In the aggregate, the shares held by the Small Holders comprise less than 0.04% of our outstanding shares of Common Stock. The administrative burden and cost to us of maintaining records in respect of these Small Holders and the associated cost of preparing, printing and mailing information to them is excessive given our limited size and the nature of our operations. These expenditures result in no material benefit to the Company. The Reverse/Forward Stock Split will enable us to substantially eliminate these costs. Additionally, the Reverse/Forward Stock Split will provide Small Holders an efficient mechanism to liquidate their equity interest without having to pay brokerage fees, commissions, or transaction costs.

When the Reverse/Forward Stock Split is consummated, shareholders owning fewer than 500 shares of Common Stock will no longer have any equity interest in the Company and will not participate in our future earnings or any increases in the value of our assets or operations. The shareholders that will continue to have an equity interest in the Company after the Reverse/Forward Stock Split will own a security, the liquidity of which may be severely restricted. See also information under the captions “Special Factors - Recommendation of the Board; Fairness of the Reverse/Forward Stock Split” and “Special Factors - Fairness of the Reverse/Forward Stock Split to Shareholders” in this Information Statement.

The Reverse/Forward Stock Split will (i) cause us to cash out shares held by any shareholder holding fewer than 500 shares, (ii) not cash out any shares held by any shareholder holding at least 500 shares of Common Stock and (iii) change the percentage of Common Stock held by the remaining shareholders to 100%. As discussed more fully below under the caption “Special Factors - United States Federal Income Tax Consequences of the Reverse/Forward Stock Split” the federal income tax consequences of the Reverse/Forward Stock Split for our shareholders will differ depending on the number of shares of pre-split Common Stock owned and/or constructively owned by such shareholders. Shareholders who own at least 500 shares of pre-split Common Stock will retain their shares and will not recognize any gain, loss or dividend income as a result of the Reverse/Forward Stock Split. Shareholders who own fewer than 500 shares of pre-split Common Stock will receive cash, the treatment of which will depend on the constructive ownership rules described below under the caption “Special Factors - United States Federal Income Tax Consequences of the Reverse/Forward Stock Split” are applicable. If such constructive ownership rules do not apply, a shareholder who owns fewer than 500 shares of pre-split Common Stock generally will recognize gain or loss upon the sale or exchange of the pre-split Common Stock. If such constructive ownership rules apply, the shareholder may be required to treat any cash received as a cash distribution rather than as gain or loss from a sale or exchange. The differences in United States federal income tax consequences to the shareholders do not depend on whether a shareholder is an affiliate of the Company or is an unaffiliated shareholder. Because Iris owns at least 500 shares of pre-split Common Stock, it will not recognize any gain, loss or dividend income as a result of the Reverse/Forward Stock Split.

The difference in United States federal income tax consequences between shareholders who hold at least 500 shares of pre-split Common Stock and shareholders who own fewer than 500 shares of pre-split Common Stock was not a reason for the Company to undertake the Reverse/Forward Stock Split in this form at this time.

Strategic Alternatives Considered

The Board first announced that it was considering “strategic alternatives” in a press release in January, 2010. In making the determination to proceed with a Reverse/Forward Stock Split, the Board evaluated a number of other strategic alternatives. In evaluating the risks and benefits of each strategic alternative, the Board determined that the Reverse/Forward Stock Split would be the simplest and most cost-effective approach to achieve the purposes described above. These alternatives were:

Purchase of shares in the open market
The Board also considered purchasing our shares in the open market in order to reduce the number of our record shareholders to fewer than 300. However, given the sporadic trading and the low trading volume of our Common Stock, there was no assurance that purchasing shares in isolated transactions would reduce the number of shareholders sufficiently to permit us to terminate our reporting requirements under the Exchange Act and deregister in a reasonable period of time. Further, due to the high transaction cost relative to the current low share prices of our Common Stock, the Board believed it unlikely that shareholders holding fewer than 500 shares of Common Stock would sell their shares in the open market.

Selling the Company
The Board considered a sale of the Company. However, in light of the Company’s current depressed market price, the Board determined that a sale was not in the best interest of our shareholders at this time.

Maintaining the status quo
The Board also considered taking no action to reduce the number of our shareholders. However, due to the significant and increasing costs of being a registered, reporting company, the Board believed that maintaining the status quo would be detrimental to all shareholders. We would continue to incur the expenses of being a registered, reporting company without realizing the benefits of the same.

Background of the Reverse/Forward Stock Split

From June 4, 2004 until February 20, 2010 our Common Stock traded on the OTC BB. On February 20, 2010, our Common Stock became subject to quotation on the pink sheets under the symbol (NFEI.PK). Since early 2010, the Company has been considering various potential strategic alternatives in order to maximize shareholder value. The Company has a large number of shareholders with less than 500 shares of Common Stock, and the administrative burden and costs to the Company of maintaining records with respect to these shareholders and the associated costs of preparing, printing and mailing information to these shareholders was excessive, given our resources and operations. Management estimated that the Company has more than 1,500 record shareholders holding fewer than 500 shares of Common Stock.

On July 16, 2011, the Board held a meeting to consider various strategic alternatives and, in particular, the estimated costs and benefits of proceeding with a Reverse Split/Forward Stock Split transaction. All directors were present at the meeting and the Company’s legal counsel was present and available during the meeting to address the questions and concerns of the Board. Counsel advised the directors of their fiduciary obligations in considering and investigating the various strategic alternatives available to the Company. The Board explored in detail the advantages and disadvantages of each of the following strategic alternatives: a reverse stock split, the purchase of shares in the open market, a sale of the Company, and maintaining the status quo.

The Board also discussed in detail how the Sarbanes-Oxley Act, the rules and regulations promulgated by the Commission and the burden of complying with the periodic reporting requirements of the Exchange Act had increased substantially the cost of remaining a registered, reporting company, which would likely further increase in the foreseeable future. The Board’s view is that these costs outweigh any benefits the Company or its shareholders receive from our status as registered, reporting company.

The Board concluded that “going dark” pursuant to a reverse stock split is a desirable strategic alternative to consider, provided that it was effected at a price and on terms fair to all of our shareholders. The Board considered seeking a financial advisor to assist the Board in determining the fairness of a reverse stock split and the consideration for fractional interest. After extended discussion, the Board agreed that, in view of the cost of retaining a financial advisor and a fairness opinion relative to the size of the transaction contemplated, the Board itself would ensure the procedural fairness of the transaction. Further, the Board determined that the procedural fairness of the Reverse/Forward Stock Split would be supported by the fact that shareholders could decide whether to remain a shareholder by buying shares in the stock market.

The Board next analyzed the make up of the Company’s shareholders and determined that a reverse split ratio of 1-for-500 would reduce the number of record holders to below 300 and provide a “cushion” to help ensure that the number of record holders of our Common Stock would likely remain less than 300. The Board also observed that the shareholders that would be cashed out based on a reverse split ratio of 1-for-500 hold less than 0.04% of the outstanding shares of Common Stock and thus represent holders of a de minimus portion of the outstanding shares of Common Stock. The Board also considered the fact that many of the shareholders who would be cashed out own a relatively small number of shares, and that the decision to cash-out these shareholders would provide them with an opportunity to receive cash for their holdings without having to pay brokerage fees, commissions or transaction costs to sell the shares, which would likely exceed or be substantial in relation to the gross proceeds from such a sale at current market prices. Accordingly, the Board concluded a 1-for-500 Reverse Split ratio should be proposed. The Board also determined that it would be appropriate to undertake a 500-for-1 Forward Split immediately following the consummation of the Reverse Split so that shareholders owning at least 500 shares prior to the Reverse Split would continue to own the same number of shares as a result of the Reverse/Forward Stock Split. By such shareholders’ holdings remaining unchanged, the Company would not need to incur the costs of issuing new stock certificates to such shareholders.

After additional discussion, the Board determined that the price for fractional interests would be based on the Company’s per (fully diluted) share book value as of May 31, 2011 of $0.22 per share. The Board determined that this price would be a fair price after considering other potential valuation methods as discussed under the caption “Special Factors - Fairness of the Reverse/Forward Stock Split to Shareholders.” In determining the price for fractional interests the Board also considered a number of different valuation methodologies, but ultimately the Board determined that the Company’s per (fully diluted) share book value as of May 31, 2011, the end of the last fiscal quarter immediately prior to the Record Date, would be the most appropriate price for fractional interests because, among other reasons: (i) it is substantially higher than the historical market price of the stock in the twelve months prior to the Record Date and (ii) it represents an objective and independently verifiable measure of the Company’s per share value. In arriving at this determination, the Board considered the Company’s thin trading volume and noted that as a result of recent activity, the Company’s book value increased substantially in the fiscal quarter ended May 31, 2011. As a result, the Company’s book value was greater than its market value. On the basis of these factors, the Board determined by a unanimous vote that a 1-for-500 Reverse Split, followed by a 500-for-1 Forward Split. with fractional interests cashed out at a per pre-split share equal to $0.22, was fair to all shareholders, including those whose shares would be cashed out pursuant to the Reverse/Forward Stock Split and those who would retain an equity interest in the Company subsequent to the consummation of the Reverse/Forward Stock Split. See also the sections entitled “Special Factors - Reasons for and Purpose of the Reverse Split,” “Special Factors - Strategic Alternatives Considered” and “Special Factors - Fairness of the Reverse/Forward Stock Split to Shareholders.”

At the conclusion of its meeting held on July 16, 2011, the Board unanimously approved resolutions carrying out of the Reverse/Forward Stock Split.

Effects of the Reverse/Forward Stock Split

If effected, based on information available to us, the Reverse/Forward Stock Split will reduce the number of record shareholders of our Common Stock from approximately 1,700 to less than 300. This reduction in the number of our shareholders will enable us to terminate the registration of our Common Stock under the Exchange Act, which will substantially reduce the information required to be furnished by us to our shareholders and to the Commission, although we will continue to provide sufficient information to allow our Common Stock to continue trading on the Pink Sheets. Additionally, certain provisions of the Exchange Act will no longer apply, such as the short-swing profit recovery provisions of Section 16(b).

For a total expenditure by us of approximately $65,000 in transaction costs (printing and mailing, Exchange Agent fees, legal, financial, accounting and other fees and costs) and approximately $6,000 in purchase costs for fractional shares, we estimate we will realize an estimated $375,000 in cost savings on an annual basis by terminating our registered, reporting company status. We intend to apply for termination of registration of our Common Stock under the Exchange Act as soon as practicable following completion of the Reverse/Forward Stock Split. However, the Board reserves the right, in its discretion, to abandon the Reverse/Forward Stock Split prior to the proposed Effective Date if it determines that doing so is in the best interests of the Company.

Management and the Board were sensitive to, and structured the Reverse/Forward Stock Split to avoid disproportionate benefit to our affiliated shareholders, including Iris, the majority shareholder. Affiliated and unaffiliated shareholders will be treated the same in the Reverse/Forward Stock Split; the only factor affecting whether a shareholder will be cashed out or will remain a shareholder of the Company is the number of shares held by the shareholder. Nevertheless, management and the Board focused on assuring that a consequence of implementing the Reverse/Forward Stock Split would not be a material increase in the ownership percentage or voting power of Iris. In that connection, the Board considered that, as a result of Reverse/Forward Stock Split, all continuing holders will have immaterial increases in their relative percentages of ownership. Specifically, based on information available as of July 16, 2011, Iris’s percentage ownership of the outstanding Common Stock would increase from approximately 55.01% to approximately 55.03%. The Board considered these increases and concluded that they are immaterial to Iris’s percentage ownership or voting control, and thus would not adversely affect the interests of unaffiliated continuing shareholders in any material way.

Effects on Continuing Holders of Common Stock
Registered shareholders holding more than 500 shares of Common Stock will be unaffected by the Reverse/Forward Stock Split.

Effects on Cashed Out Holders of Common Stock
Registered shareholders and shareholders holding shares of Common Stock through a nominee (such as a broker or a bank) holding fewer than 500 shares of Common Stock on the Effective Date will have their shares converted into the right to receive a cash amount equal to $0.22 per pre-split share. See also “Special Factors - Structure of the Reverse/Forward Stock Split” in this Information Statement for additional information with respect to the effect of the Reverse/Forward Stock Split on each shareholder. Holders of less than 500 shares of Common Stock who do not want to be cashed out in the Reverse/Forward Stock Split may remain stockholders in the Company by purchasing a sufficient number of shares of Common Stock so that they hold at least 500 shares of Common Stock before the Effective Date of the Reverse/Forward Stock Split.

Effects on the Company
When consummated, the Reverse/Forward Stock Split will affect the registration of our Common Stock under the Exchange Act. We intend to apply for termination of such registration as soon as practicable after the consummation of the Reverse/Forward Stock Split. We expect our underlying business and operations to continue largely as they are presently conducted. The executive officers and directors of the Company will not change due to the Reverse/Forward Stock Split. Other than as described in this Information Statement, neither the Company nor its management has any current plans or proposals to do any of the following: effect any extraordinary corporate transaction (such as a merger, reorganization or liquidation); sell or transfer substantially all of the Company’s assets; change the composition of the Board or management of the Company; change materially the Company’s indebtedness or capitalization; or otherwise effect any material change in the Company’s corporate structure.

Effects on Company Shares
Immediately after giving effect to the Reverse/Forward Stock Split, our authorized capital will continue to consist of 525 million shares, divided into two classes, one class consisting of 500 million shares of Common Stock, $0.001 par value per share, and the other class consisting of 25 million shares of Preferred Stock, $0.001 par value per share.

Effects on the Company’s Executive Officers, Directors and Affiliates
Our directors and executive officers are collectively considered to be our “affiliates” for purposes of the Reverse/Forward Stock Split. As of the Record Date, Michel Escher, a director of the Company, is the only affiliate that is a beneficial owner of shares of Common Stock due to his role as the sole director of Iris. (Michel Escher is a beneficial owner, as defined by the Commission, of shares of Common Stock solely due to the dispositive and voting control he holds over the shares of Common Stock owned by Iris. In this instance, beneficial ownership, as defined by the Commission, may not represent economic ownership.) As discussed under the heading “Description of the Reverse/Forward Stock Split – Description and Interest of Certain Persons in Matters to be Acted Upon,” we expect that upon the completion of the Reverse/Forward Stock Split our majority shareholder, Iris, will own approximately 55.03% of the then-outstanding Common Stock, as compared to approximately 55.01% of the outstanding shares of Common Stock immediately prior to the Reverse/Forward Stock Split.

Pursuant to Section 16(a) of the Exchange Act, directors, officers, and 10% stockholders of companies who have shares registered under the Exchange Act are required to report changes in their respective beneficial ownership of such shares to the Commission. Such insiders are required to file an initial Form 3 showing their respective beneficial holdings within 10 days after becoming subject to Section 16(a). Thereafter, a reporting insider is generally required to file a report on Form 4 within two business days following most acquisitions and dispositions of Company shares by the insider. As a related deterrent to improper trading on inside information, insiders are also subject to the so-called short-swing profit disgorgement requirements of the Exchange Act. In general, these requirements mandate the disgorgement by an insider of any paper profit realized on a purchase and a sale of company stock which occur within a six-month period. Transactions are generally paired so as to match the lowest purchase price and the highest sale price within the six-month period, thus extracting the maximum “profit” from the insider on the transaction or transactions. If the Company declines to press a claim for disgorgement, a claim for recovery of profit may be asserted by any shareholder on behalf of the Company. In addition to the effects of the Reverse Stock/Forward Split on shareholders generally, when we complete the Reverse/Forward Stock Split and deregister the Common Stock, our insiders will no longer be required to comply with these requirements.

Pursuant to Section 13(d) of the Exchange Act, Iris and other shareholders who beneficially own, directly or indirectly, more than 5% of our Common Stock are required to each file forms with the Commission containing information about such shareholder and the nature of the acquisition, and amendments thereto in certain circumstances. In addition to the effects of the Reverse/Forward Stock Split on shareholders generally, when we complete the Reverse/Forward Stock Split and deregister the Common Stock, Iris, other shareholders who have acquired more than 5% of our Common Stock, and shareholders who may acquire more than 5% of our Common Stock in the future will no longer be required to comply with these requirements.

90 days after the Form 15 is filed with the Securities and Exchange Commission effecting the deregistration of our Common Stock, the Company will no longer be subject to the periodic reporting requirements under the Exchange Act. Additionally, 90 days after the Form 15 is filed, the Company’s Common Stock will be deregistered and the Company will cease to be subject to the proxy rules under the Exchange Act, unless the Commission otherwise determines. As a result, information about our directors’ and officers’ compensation and share ownership will no longer be publicly available.

Potential Disadvantages of the Reverse/Forward Stock Split to Shareholders; Accretion in Ownership and Control of Certain Shareholders

Shareholders owning fewer than 500 shares of Common Stock immediately prior to the effective time of the Reverse Split will, after giving effect to the Reverse/Forward Stock Split, no longer have any equity interest in the Company and therefore will not participate in our future potential earnings or growth. It is expected that more than 1,500 record shareholders will be fully cashed out as a result of the Reverse Split. It will not be possible for cashed out shareholders to re-acquire an equity interest in the Company unless they purchase an interest from the Company or from the remaining shareholders.

The Reverse/Forward Stock Split will require shareholders who own fewer than 500 shares of Common Stock to surrender their shares for cash. These shareholders will not have the ability to continue to hold their shares. The ownership interest of these shareholders will be terminated as a result of the Reverse/Forward Stock Split, but the Board has concluded that the completion of the Reverse/Forward Stock Split will benefit these shareholders because of, among other reasons, the liquidity provided to them by the transaction at a price determined by the Board to be fair to these shareholders without incurring brokerage fees, commissions or transaction costs which would likely exceed or be substantial in relation to the gross proceeds from such a sale at current market prices.

The Reverse/Forward Stock Split will increase the percentage ownership of each remaining shareholder of the Company. Based on an assumed cash-out of approximately 26,000 shares, the percentage ownership of each holder remaining after the Reverse/Forward Stock Split will increase by a factor of less than 0.04%. By way of example, if a holder held 10% of the outstanding Common Stock prior to the Reverse/Forward Stock Split, such holder would hold approximately 10.004% after the Reverse/Forward Stock Split. See also information under the caption “Security Ownership of Certain Beneficial Owners and Management” in this Information Statement.

Potential disadvantages to our shareholders who will remain as shareholders after the Reverse/Forward Stock Split include decreased access to information and likely decreased liquidity as a result of the deregistration of our Common Stock. When the Reverse/Forward Stock Split is effected, we intend to terminate the registration of our Common Stock under the Exchange Act. As a result of the termination, we will no longer be subject to the periodic reporting requirements or the proxy rules of the Exchange Act as discussed under the caption “Special Factors - Effects of the Reverse/Forward Stock Split,” although we will continue to provide sufficient information to allow our Common Stock to continue trading on the Pink Sheets.

Termination of registration under the Exchange Act also will make many of the liability provisions of the Exchange Act no longer applicable to us, including the short-swing profit provisions of Section 16, the proxy solicitation rules under Section 14 and the stock ownership reporting rules under Section 13. In addition, we will no longer be required to have our financial statements audited, our officers will no longer be required to certify to the accuracy of our financial statements, and affiliate shareholders may be deprived of the ability to dispose of their Common Stock under Rule 144 promulgated under the Securities Act.

Effect of the Reverse/Forward Stock Split on Option Holders and Holders of Purchase Warrants

Regardless of whether an outstanding stock option, purchase warrant, or other convertible security provides a right to purchase less than, equal to or greater than 500 shares, the number of shares underlying each such outstanding stock option granted by the Company and each purchase warrant and other convertible security will not change as a result of the Reverse/Forward Stock Split. The Board has determined that no adjustment to the outstanding stock options are necessary or appropriate in connection with the Reverse/Forward Stock Split and that no adjustment to the outstanding purchase warrants or other convertible securities is necessary or appropriate in connection with the Reverse/Forward Stock Split. Because of the symmetry of the 1-for-500 Reverse Split and the 500-for-1 Forward Split, the Board has determined that the Reverse/Forward Stock Split will not cause dilution or enlargement of the benefits intended by the Company with respect to any outstanding stock options, warrants or convertible securities.

Financial Effect of the Reverse/Forward Stock Split

Completion of the Reverse/Forward Stock Split will require approximately $71,000 of cash, which includes $65,000 for printing and mailing, Exchange Agent fees, legal, financial, accounting and other fees and costs related to the transaction. As a result, we will have decreased working capital following the Reverse/Forward Stock Split. This decrease is not expected to have a material effect on our capitalization, liquidity, results of operations or cash flow. The payments to holders of fewer than 500 pre-split shares of Common Stock and holders of fractional interest resulting from the Reverse Split will be paid out of working capital.

Based upon analysis of the share ownership distribution among the Company’s shareholders, the Board chose to limit the scope of the Reverse/Forward Stock Split to 1-to-500 and then 500-to-1 in order to minimize the cost to the Company while reducing the number of shareholders of record to less than 300. See also the information under the caption “Financing of the Reverse/Forward Stock Split” in this Information Statement.

The consummation of the Reverse/Forward Stock Split will have virtually no impact on Iris’s interest in the net book value and net earnings of the Company, as Iris’s equity interest in the Company will increase from approximately 55.01% of the outstanding shares of the Common Stock prior to the consummation of the Reverse/Forward Stock Split to 55.03% of the then outstanding shares of the Common Stock after the Reverse/Forward Stock Split is effected.

The following table sets forth information regarding Iris’s pro rata “share” of the net operating losses of the Company, both before and after giving effect to the Reverse/Forward Stock Split (based on ownership of outstanding shares of Common Stock). The Company’s other officers and directors are not shown in the table below because they do not directly own any shares of Common Stock.

Before Reverse/Forward Stock Split

	Net operating loss for the fiscal year ended February 28, 2011	% of Total
Iris’s “Share”	$711,349	55.01%
Total Company	$1,293,203	100%

After Reverse/Forward Stock Split

	Net operating loss for the fiscal year ended February 28, 2011	% of Total
Iris’s “Share”	$711,618	55.03%
Total Company	$1,293,203	100%

The Company has not conducted an analysis of whether Iris will be able to take advantage of net operating loss carry forwards as a result of the Reverse/Forward Stock Split. Iris’s ability to potentially take advantage of net operating loss carry forwards did not affect the decision to implement the Reverse/Forward Stock Split or to structure the Reverse/Forward Stock Split in the manner in which it is structured.

United States Federal Income Tax Consequences of the Reverse/Forward Stock Split

The following is a summary of the material United States federal income tax consequences of the Reverse/Forward Stock Split, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different than those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary deals only with our shareholders who hold shares of Common Stock as “capital assets” within the meaning of Section 1221 of the Code. This summary also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address all aspects of United States federal income taxation that might be relevant to a shareholder’s particular circumstances or to shareholders that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;
●	persons subject to the alternative minimum tax;
●	tax-exempt organizations, S corporations, partnerships or other pass-through entities;
●	dealers in securities or currencies;
●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
●	persons that own, or are deemed to own, more than five percent of our Company (except to the extent specifically set forth below);
●	certain former citizens or long-term residents of the United States;

●	persons who hold our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;
●	persons who are non-U.S. persons for United States federal income tax purposes; or
●	persons deemed to sell our Common Stock under the constructive sale provisions of the Code.

In addition, if a partnership holds our Common Stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships which hold our Common Stock and partners in such partnerships are urged to consult their tax advisors

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Reorganization

We believe that the Reverse/Forward Split will constitute a reorganization as described in Section 368(a)(1)(E) of the Code. Accordingly, we will not recognize taxable income, gain or loss in connection with the Reverse/Forward Split.

Shareholders

The federal income tax consequences of the Reverse/Forward Stock Split for our shareholders will differ depending on the number of shares of pre-split Common Stock owned and, in some cases, constructively owned by such shareholders. As set forth in more detail below, shareholders who own at least 500 shares of pre-split Common Stock will retain their shares and will not recognize any gain, loss or dividend income as a result of the Reverse/Forward Stock Split. Shareholders who own fewer than 500 shares of pre-split Common Stock will receive cash, the treatment of which will depend on whether the constructive ownership rules described below are applicable. If such constructive ownership rules do not apply, a shareholder who owns fewer than 500 shares of pre-split Common Stock generally will recognize gain or loss upon the sale or exchange of the pre-split Common Stock. If such constructive ownership rules apply, the shareholder may be required to treat any cash received as a cash distribution rather than as gain or loss from a sale or exchange, as more fully described below. The differences in United States federal income tax consequences to the shareholders do not depend on whether a shareholder is an affiliate of the Company or is an unaffiliated shareholder. As described above, the Company will not recognize any income, gain or loss in connection with the Reverse/Forward Stock Split. Neither the differences in United States federal income tax consequences between shareholders who hold at least 500 shares of pre-split Common Stock and shareholders who own fewer than 500 shares of pre-split Common Stock nor the differences in United States federal income tax consequences between the shareholders and the Company were reasons for the Company to undertake the Reverse/Forward Stock Split in this form at this time.

Shareholders Who Receive Shares of Post-Split Common Stock

A shareholder who retains shares of Common Stock after the Reverse/Forward Stock Split (i.e., a shareholder who owns at least 500 shares of Common Stock immediately before the Reverse/Forward Stock Split) will not recognize gain or loss or dividend income as a result of the Reverse/Forward Stock Split, and the adjusted tax basis and holding period of such shareholder in shares of pre-split Common Stock will carry over as the adjusted tax basis and holding period of such shareholder’s shares of post-split Common Stock. Our officers and directors who own our Common Stock prior to the Reverse/Forward Stock Split will continue to own our Common Stock following the consummation of the Reverse/Forward Stock Split.

Shareholders Who Receive Cash

A shareholder who receives cash as a result of the Reverse/Forward Stock Split (i.e., a shareholder that owns fewer than 500 shares of Common Stock immediately before the Reverse/Forward Stock Split) will be treated as having such shares redeemed in a taxable transaction for United States federal income tax purposes governed by Section 302 of the Code, and, depending on a shareholder’s situation, the transaction will be taxed for United States federal income tax purposes as either:

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A sale or exchange of the redeemed shares, in which case the shareholder will recognize gain or loss equal to the difference between the cash payment and the shareholder’s adjusted tax basis for the redeemed shares exchanged for cash; or

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A cash distribution which is treated: (i) first, as a taxable dividend to the extent of allocable current or accumulated earnings and profits for United States federal income tax purposes, if any; (ii) second, as a tax-free return of capital to the extent of the shareholder’s adjusted tax basis in the redeemed shares; and (iii) finally, as gain from the sale or exchange of the redeemed shares.

Amounts treated as gain or loss from the sale or exchange of redeemed shares will be capital gain or loss and will be long-term capital gain or loss if the redeemed shares have been held for more than one year. Capital gains of non-corporate shareholders derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. Certain limitations apply to the deductibility of capital losses. Gain or loss must be calculated separately with respect to each block of shares. Amounts treated as a taxable dividend are ordinary income to the recipient; however, a corporate taxpayer may be allowed a dividend received deduction subject to applicable limitations and other special rules. Because we anticipate that we will have no current or accumulated earnings and profits for United States federal income tax purposes, no amounts treated as a distribution should be taxable as a dividend. To the extent that the exchange of shares of Common Stock for cash in connection with the Reverse/Forward Stock Split is treated as the receipt by the shareholder of a dividend, the shareholder’s adjusted tax basis in the shares exchanged will be added to the adjusted tax basis of any shares constructively owned by such shareholder, subject to the possible effects of the proposed Treasury regulations discussed below. In addition, since not all shareholders will be exchanging the same proportionate interest in their shares, any amount received by a corporate shareholder that is treated as a dividend will constitute an “extraordinary dividend” under Section 1059 of the Code, which will result in the reduction of adjusted tax basis in the shareholder’s shares or in gain recognition. Corporate shareholders are urged to consult their own tax advisors as to the tax consequences of dividend treatment in their particular circumstances.

Under Section 302 of the Code, a redemption of shares from a shareholder in exchange for cash as part of the Reverse/Forward Split will be treated as a sale or exchange of the redeemed shares if:

●	The receipt of cash results in a “complete redemption” of such shareholder’s interest in the Company;
●	The receipt of cash is “substantially disproportionate” with respect to the shareholder; or
●	The receipt of cash is “not essentially equivalent to a dividend” with respect to the shareholder.

These three tests (the “Section 302 Tests”) are applied by taking into account not only shares that a shareholder actually owns, but also shares that the shareholder constructively owns pursuant to Section 318 of the Code. Under the constructive ownership rules of Section 318 of the Code, a shareholder is deemed to constructively own shares owned by certain related individuals and entities in which the shareholder has an interest in addition to shares directly owned by the shareholder. For example, an individual shareholder is considered to own shares owned by or for his or her spouse and his or her children, grandchildren and parents (“family attribution”). In addition, a shareholder is considered to own a proportionate number of shares owned by estates or certain trusts in which the shareholder has a beneficial interest, by partnerships in which the shareholder is a partner, and by corporations in which 50% or more in value of the stock is owned directly or indirectly by or for such shareholder.

In addition, shares directly or indirectly owned by beneficiaries of estates or certain trusts, by partners of partnerships and, under certain circumstances, by shareholders of corporations may be considered owned by these entities (“entity attribution”). A shareholder is also deemed to own shares which the shareholder has the right to acquire by exercise of an option or by conversion or exchange of a security. Constructively owned shares may be reattributed to another taxpayer. For example, shares attributed to one taxpayer as a result of entity attribution may be attributed from that taxpayer to another taxpayer through family attribution.

The IRS recently published proposed Treasury regulations that would not permit the transfer of basis in one class of fully redeemed shares of Common Stock to any remaining class of shares held (directly or indirectly) by the redeemed shareholder. Instead, the unrecovered basis in the fully redeemed class of shares of Common Stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. These proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations.

A shareholder who receives cash in the Reverse/Forward Stock Split (i.e., owns fewer than 500 shares of Common Stock immediately before the Reverse/Forward Stock Split) and does not constructively own any shares of post-split Common Stock will have his or her interest in the Company completely redeemed by the Reverse/Forward Stock Split and will therefore receive sale or exchange treatment on his or her pre-split Common Stock exchanged for cash. That is, such a shareholder will recognize gain or loss equal to the difference between the cash payment and the shareholder’s adjusted tax basis for his or her shares of pre-split Common Stock.

A shareholder who receives cash in the Reverse/Forward Stock Split and would only constructively own shares of post-split Common Stock as a result of family attribution may be able to avoid constructive ownership of the shares of post-split Common Stock by waiving family attribution and, thus, be treated as having had his or her interest in the Company completely redeemed by the Reverse/Forward Stock Split. Among other things, waiving family attribution requires (i) that the shareholder have no interest in the Company (including as an officer, director, employee or shareholder) other than an interest as a creditor and does not acquire such an interest during the ten-year period immediately following the Reverse/Forward Stock Split other than stock acquired by bequest or inheritance and (ii) filing an election to waive family attribution with the shareholder’s tax return for the year in which the Reverse/Forward Stock Split occurs.

A shareholder who receives cash in the Reverse/Forward Stock Split and immediately after the Reverse/Forward Stock Split constructively owns shares of post-split Common Stock must compare (i) his, her or its percentage ownership immediately before the Reverse/Forward Stock Split (i.e., the number of voting shares actually or constructively owned by him, her or it immediately before the Reverse/Forward Stock Split divided by the number of voting shares outstanding immediately before the Reverse/Forward Stock Split) with (ii) his, her or its percentage ownership immediately after the Reverse/Forward Stock Split (i.e., the number of voting shares constructively owned by his, her or it immediately after the Reverse/Forward Stock Split divided by the number of voting shares outstanding immediately after the Reverse/Forward Stock Split).

If the shareholder’s post-Reverse/Forward Stock Split ownership percentage is less than 80% of the shareholder’s pre-Reverse/Forward Stock Split ownership percentage, the receipt of cash is “substantially disproportionate” with respect to the shareholder, and the shareholder will, therefore, receive sale or exchange treatment on the portion of his, her or its shares of pre-split Common Stock exchanged for cash.

If the receipt of cash by a shareholder fails to constitute an “exchange” under the “substantially disproportionate” test or the “complete redemption” test, the receipt of cash may constitute an “exchange” under the “not essentially equivalent to a dividend” test. The receipt of cash by a shareholder will be “not essentially equivalent to a dividend” if the transaction results in a “meaningful reduction” of the shareholder’s proportionate interest in the Company. Whether the sale by a shareholder pursuant to the offer will result in a “meaningful reduction” of the shareholder’s proportionate interest will depend on the shareholder’s particular facts and circumstances. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder (for example, less than 1%) in a publicly held corporation who exercises no control over corporate affairs may constitute a “meaningful reduction.” Shareholders are urged to consult their own tax advisors regarding the application of this test to their particular circumstances.

In all other cases, cash received by a shareholder who immediately after the Reverse/Forward Stock Split constructively owns shares of post-split Common Stock will be treated as a cash distribution subject to the treatment and applicable limitations set forth above in the first two paragraphs of this section entitled “Shareholders Who Receive Cash.”

Shareholders are urged to consult their own tax advisor as to the application of the Section 302 tests to their particular circumstances.

United States Federal Income Tax Withholding

To prevent backup federal income tax withholding equal to 28% of the gross payments payable in connection with the exchange of shares of Common Stock for cash pursuant to the Reverse/Forward Stock Split, each shareholder who does not otherwise establish an exemption from backup withholding must provide the shareholder’s correct taxpayer identification number (employer identification number or social security number), or certify that the taxpayer is awaiting a taxpayer identification number, and provide certain other information by completing, under penalties of perjury, the Substitute Form W-9 included in the letter of transmittal. If a shareholder properly certifies that such shareholder is awaiting a taxpayer identification number, 28% of any payment during the 60-day period following the date of the Substitute Form W-9 will be retained and, if the shareholder properly furnishes his or her taxpayer identification number within that 60-day period, the amount retained will be remitted to such shareholder and no amounts will be withheld from future payments under the backup withholding rules. If the shareholder does not properly furnish his or her taxpayer identification number within that 60-day period, the amount retained will be remitted to the IRS as backup withholding and backup withholding will apply to future payments.

Information Reporting

Information statements will be provided to shareholders whose shares of Common Stock are exchanged for cash in connection with the Reverse/Forward Stock Split and to the IRS, reporting the payment of the total purchase price (except with respect to shareholders that are exempt from the information reporting rules, such as corporations).

Fairness of the Reverse/Forward Stock Split to Shareholders

The Board determined that the Reverse/Forward Stock Split, including the proposed cash payment of $0.22 per pre-split share to shareholders whose shares will be cashed out, is substantively fair, from a financial point of view, to all of our shareholders, including those whose shares will be cashed out and those who will be continuing shareholders of the Company.

With respect to the shareholders whose shares would be cashed out, the Board relied upon, among other things, the determination of the range of fair values per pre-split share. The Board determined that our Company’s per (fully diluted) share book value at the end of the last fiscal quarter prior to the Record Date would be fair.

With respect to the fairness of the Reverse/Forward Stock Split to the shareholders whose stock would not be cashed out in the Reverse/Forward Stock Split, the Board also relied on the fact that the amount being paid to shareholders whose stock would be cashed out was not in excess of the value determined to be the fair value of such stock. In addition, the interests of the majority of the shareholders who would so remain shareholders after the Reverse/Forward Stock Split was represented on Board by Michel Escher, in his capacity as the sole director of Iris, which is currently the majority shareholder and so remain after the Reverse/Forward Stock Split, and is not being cashed out as a result of the Reverse/Forward Stock Split.

For the reasons stated below, the Board gave little weight to the following factors in determining the fairness of the Reverse/Forward Stock Split to all of our shareholders:

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Going Concern Value analysis. The Board did not consider the Company’s going concern value in determining the fairness of the Reverse/Forward Stock Split to our shareholders. The Company has generated negative cash flow from continuing operations in recent periods and management currently projects that the Company will likely continue to generate negative cash flow from continuing operations for some time. Such an analysis is subjective, but would likely value a pre-split share of Common Stock substantially lower than the Company’s per (fully diluted) share book value, and therefore such a valuation would be unfair to the shareholders who will be cashed out as a result of Reverse/Forward Stock Split. The Board therefore did not focus on the relationship between the Company’s going concern value and the cash out price to be paid in the Reverse/Forward Split.

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Liquidation Value analysis. The Board did not consider the liquidation value of our assets in determining the fairness of the Reverse/Forward Stock Split to our shareholders. Such an analysis is subjective, but would likely value a pre-split share of Common Stock substantially lower than the Company’s per (fully diluted) share book value, and therefore such a valuation would be unfair to the shareholders who will be cashed out as a result of Reverse/Forward Stock Split. The Board therefore did not focus on the relationship between the Company’s liquidation value and the cash out price to be paid in the Reverse/Forward Split.

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Comparable Sale Transactions analysis. The Board did not consider the expected value per share based on comparable sales assuming the entire Company were to be sold. Such an analysis is subjective, but would likely value a pre-split share of Common Stock substantially lower than the Company’s per (fully diluted) share book value, and therefore such a valuation would be unfair to the shareholders who will be cashed out as a result of Reverse/Forward Stock Split. The Board therefore did not focus on the relationship between the Company’s comparable sale value and the cash out price to be paid in the Reverse/Forward Split.

The Board considered the certain factors in determining the fairness of the Reverse/Forward Stock Split to all of our shareholders, including:

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Publicly Traded Stock (Market) value analysis. The Board considered using the market price of the Common Stock to determine the cash out price. The market price is objective and independently verifiable, and since all the material information regarding the Company’s business is publicly available, the market price should accurately reflect the value of our Common Stock. However, the Board noted that (i) currently, the Company’s market capitalization is substantially lower than the Company’s book value, and (ii) the book value of the Company increased substantially due to recent business activity. The Board further noted that the market for the Company’s shares has been illiquid, as evidenced by the fact that out of the 253 total trading days in the twelve months ending July 15, 2011, there were 124 trading days on which the trading volume was below 1,000 shares, including 107 trading days on which our Common Stock was not traded at all. The Board determined that due to the illiquidity of the market for our Common Stock, and the recent increase in the Company’s book value, our Common Stock may not provide the most fair valuation for our Common Stock, and did not use a publicly traded market value analysis to determine the cash out price in the Reverse/Forward Split. The Board did consider the relationship between the market price of our Common Stock and the cash out price to be paid in the Reverse/Forward Split, and noted that the cash out price was substantially higher than the market price of our Common Stock.

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Net Book Value analysis. The Board ultimately determined that the Company’s book value was the most fair valuation of our Common Stock for purposes of the Reverse/Forward Stock Split. Historically, the Company’s book value has been substantially less than its market capitalization. However, the Company’s book value has increased substantially due to recent business activity, and is currently greater that the Company’s market capitalization. A book value analysis is objective and independently verifiable, is materially greater than the market price of the Common Stock, and represents a fair valuation of the Company. Therefore, the Board chose the Company’s per (fully diluted) share book value as the cash out price in the Reverse/Forward Split.

The cash out price of $0.22 per share of Common Stock represents a premium of approximately 107% over the average closing sale price of the Common Stock on the Pink Sheets during the three month period ending July 19, 2011 (the last trading day prior to the announcement of the Reverse/Forward Stock Split), and a premium of approximately 120% over the closing price of the Common Stock on July 19, 2011.

The Board determined that the primary additional factor supporting the fairness of the Reverse/Forward Stock Split to those shareholders who will be continuing shareholders of the Company is the cost reduction anticipated to result from the transaction. Shareholders who continue to hold an equity interest in the Company will benefit from the future cost savings expected to be realized from the termination of our registered, reporting company status, estimated to be approximately $375,000 annually before taxes.

The Board determined that certain additional factors supported the fairness of the Reverse/Forward Stock Split to those shareholders whose shares will be cashed out, including:

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Immediate Cash Payment. Those shareholders who own less than 500 shares of our pre-split Common Stock will receive an immediate cash payment of $0.22 per pre-split share and will not pay the brokerage fees, commissions or transaction costs that such shareholders would have to pay if they were to sell their shares in the open market. More than 1,400 of our shareholders of record, representing greater than 70% of our total shareholders of record and more than 90% of the shareholders of record who will be cashed out as a result of the Reverse/Forward Stock Split, own less than 100 shares of Common Stock. At current market prices, these shareholders would likely be unable to sell their stock without paying more in brokerage fees, commissions, or transaction costs than what such shareholders would receive in gross proceeds from such a sale.

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Current and Historical Market Prices for our Common Stock. The proposed transaction price of $0.22 per pre-split share of Common Stock compares favorably to the bid prices of our Common Stock over the past twelve months on the Pink Sheets. Our Common Stock bid price is the highest price that a buyer will pay at any given time to purchase a specified number of shares of our stock. As discussed above, in addition to receiving a premium to the trading price of our Common Stock on any shares cashed out as a result of the Reverse/Forward Stock Split, such shareholders will achieve liquidity without incurring brokerage fees, commissions, or transaction costs. Furthermore, the Board considered that, with limited liquidity in the public market for our Common Stock, only a small portion of our shareholders would have been able to attain the bid prices before the stock price decreased measurably.

The Board determined that certain additional factors supported the fairness of the Reverse/Forward Stock Split to all of our shareholders, including:

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No Offers to Acquire Control of the Company. We have not received, during the past two years any offers for the merger or consolidation of the Company with or into another company, or vice versa, or the sale or transfer of all or substantially all of our assets to another company, or a purchase of our securities by another person that would involve a change in control of the Company.

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Shareholder Rights. The Reverse/Forward Stock Split will not materially change the rights, preferences or limitations of those shareholders who will retain an interest in the Company subsequent to the consummation of the Reverse/Forward Stock Split.

The Company has not received or solicited any report, opinion, or appraisal from an outside party that is materially related to the Reverse/Forward Stock Split.

Procedural Fairness to All Shareholders

The Board determined that the Reverse/Forward Stock Split is procedurally fair to all shareholders, including both shareholders who will receive cash payments in connection with the Reverse/Forward Stock Split and will not be continuing shareholders of the Company and shareholders who will retain an equity interest in the Company. In reaching this conclusion, the Board determined that the ability of shareholders to decide whether or not to remain shareholders following the Reverse/Forward Stock Split by buying or selling shares of Common Stock in the stock market, if available at prices acceptable to such shareholders, afforded protection to those shareholders who would not be continuing shareholders of the Company. Specifically, the Board noted that current holders of fewer than 500 shares can remain shareholders of the Company by acquiring additional shares, if available at prices they are willing to pay, so that they own at least 500 shares immediately before the Reverse/Forward Stock Split. Conversely, shareholders that own 500 or more shares and desire to liquidate their shares in connection with the Reverse/Forward Stock Split can sell or otherwise reduce their holdings to less than 500 shares prior to the Reverse/Forward Stock Split. It should be noted that, because there has historically been limited trading in the Company’s Common Stock, shareholders seeking to either increase or decrease their holdings prior to the Reverse/Forward Stock Split may not be able to do so at a price they are willing to pay or accept. It should also be noted that shareholders may not be able to buy or sell shares of the Common Stock at all prior the consummation of the Reverse/Forward stock split due to its limited trading volume.

In addition, the interests of the majority of the shareholders who would so remain shareholders after the Reverse/Forward Stock Split was represented on Board by Michel Escher, in his capacity as the sole director of Iris, which is currently the majority shareholder and so remain after the Reverse/Forward Stock Split, and is not being cashed out as a result of the Reverse/Forward Stock Split.

The Board did not create a Special Committee of the Board to approve the Reverse/Forward Stock Split, but the Company’s independent Board member was actively involved in the Board’s review. Creating a Special Committee by hiring new directors and retaining independent counsel for such a committee would significantly increase the cost of the Reverse/Forward Stock Split. In light of its determination that the interests of shareholders were protected by (i) the representation of shareholders who would remain shareholders after the Reverse/Forward Stock Split on the Board, and (ii) the ability of shareholders to decide whether or not to remain shareholders following the Reverse/Forward Stock Split by buying or selling shares of Common Stock in the stock market, the Board did not create a Special Committee or retain independent counsel.

The Board determined not to condition the approval of the Reverse/Forward Stock Split on approval by a majority of unaffiliated shareholders for several reasons. First, the Board believes that any such vote would not provide additional protection to those unaffiliated shareholders who will be cashed out in the transaction because greater than 99.9% of the shares held by unaffiliated shareholders are held by shareholders who would not be cashed out in the Reverse/Forward Stock Split and who may therefore have different interests from the unaffiliated shareholders who would be cashed out in the Reverse/Forward Stock Split.

Further, the Board did not retain an unaffiliated representative to act solely on behalf of the unaffiliated shareholders. Retaining an unaffiliated representative on behalf of the unaffiliated shareholders would be an added expense and would not affect the outcome of the transaction because a majority vote of the unaffiliated shareholders is not required under applicable law.

The Board did not grant unaffiliated shareholders access to our corporate files, except as provided under the Colorado Business Corporation Act, nor did it extend the right to retain counsel or appraisal services at our expense. With respect to unaffiliated shareholders’ access to our corporate files, the Board determined that this Information Statement, together with our other filings with the Commission, provide adequate information for unaffiliated shareholders. In deciding not to adopt these additional procedures, the Board also took into account factors such as our size and financial capacity and the costs of such procedures.

The Board determined that the process leading up to the approval of the Reverse/Forward Stock Split was procedurally fair to all our shareholders because of the structural fairness of the Reverse/Forward Stock Split and the safeguards that the Board put into place.

Recommendation of the Board; Fairness of the Reverse/Forward Stock Split

The Board believes that the Reverse/Forward Stock Split is fair to all our shareholders, including those whose interests are being cashed out pursuant to the Reverse/Forward Stock Split and those who will retain an equity interest in the Company subsequent to the consummation of the Reverse/Forward Stock Split. The discussion above summarizes the material factors, both positive and negative, considered by the Board in reaching their fairness determination, in addition to the detailed discussion in this Information Statement under the captions “Special Factors - Reasons for and Purposes of the Reverse/Forward Stock Split,” “Special Factors - Strategic Alternatives Considered,” “Special Factors - Background of the Reverse/Forward Stock Split” and “Special Factors - Effects of the Reverse/Forward Stock Split.” For the reasons described above under the caption “Special Factors - Procedural Fairness to All Shareholders,” the Board also believes that the process by which the transaction has been approved is fair to all our shareholders, including those whose interests are being cashed out pursuant to the Reverse/Forward Stock Split and those who will retain an equity interest in the Company subsequent to the consummation of the Reverse/Forward Stock Split.

In consideration of the factors discussed under the captions “Special Factors - Reasons for and Purposes of the Reverse/Forward Stock Split,” “Special Factors - Strategic Alternatives Considered,” “Special Factors - Background of the Reverse/Forward Stock Split” and “Special Factors - Effects of the Reverse/Forward Stock Split” in this Information Statement, the Board approved the Reverse/Forward Stock Split by a unanimous vote at its meeting on July 16, 2011. Each member of the Board who owns, or controls directly or indirectly, shares of Common Stock has voted such shares, or caused all such controlled shares to be voted, in favor of the Reverse/Forward Stock Split. No director dissented or abstained from voting on the Reverse/Forward Stock Split.

Fairness Determination by Iris/Michel Escher

Michel Escher, who has been deemed a “filing person” for purposes of Schedule 13E-3 as a result of being the beneficial owner of all of the Common Shares owned by Iris due to his role as the sole director of Iris, has adopted the analysis and conclusions of our Board regarding the material factors upon which it was determined that the Reverse/Forward Stock Split is procedurally and substantively fair to all our shareholders, both to shareholders who will receive cash payments in connection with the Reverse/Forward Stock Split and will not be continuing shareholders of the Company and to shareholders who will retain an equity interest in the Company.

Reservation of Rights

The Board reserves the right, in its discretion, to abandon the Reverse/Forward Stock Split prior to the proposed Effective Date if it determines that doing so is in the best interests of the Company.

The Board presently believes that the Reverse/Forward Stock Split is in the best interests of the Company, our shareholders being cashed out pursuant to the Reverse/Forward Stock Split and our shareholders who will retain an equity interest in the Company subsequent to the consummation of the Reverse/Forward Stock Split. Nonetheless, the Board believes that it is prudent to recognize that, between the date of this Information Statement and the date that the Reverse/Forward Stock Split will become effective, factual circumstances could possibly change such that it might not be appropriate or desirable to effect the Reverse/Forward Stock Split at that time or on the terms currently proposed. Such factual circumstances could include a superior offer to our shareholders, a material change in the costs required to effect the Reverse/Forward Stock Split or other circumstances. Due to the fairness of the transaction all shareholders (those being cashed out and those continuing as shareholders after the Reverse/Forward Stock Split), the dissenter’s rights available to shareholders being cashed out, and the significant economic benefits to the Company from the Reverse/Forward Stock Split, we do not believe that litigation challenging the Reverse/Forward Stock Split would have any merit, and therefore, such litigation would likely not be an adequate reason for the Board to abandon the Reverse/Forward Stock Split, in the absence of a court order to the contrary. If the Board decides to withdraw or modify the Reverse/Forward Stock Split, the Board will notify the shareholders of such decision promptly in accordance with applicable rules and regulations.

Termination of Exchange Act Registration

Our Common Stock is currently registered under the Exchange Act and quoted on the Pink Sheets. We are permitted to terminate such registration if there are fewer than 300 record holders of outstanding shares of our Common Stock. As of July 19, 2011 (the last trading day prior to the announcement of the Reverse/Forward Stock Split), we had approximately 1,700 record holders of our Common Stock. Upon the effectiveness of the Reverse/Forward Stock Split, we expect to have less than 300 record holders of our Common Stock. We intend to terminate the registration of our Common Stock under the Exchange Act as promptly as possible after the Effective Date.

Termination of registration under the Exchange Act will substantially reduce the information which we will be required to furnish to our shareholders under the Exchange Act. We will, however, continue to provide sufficient information to allow our Common Stock to continue trading on the Pink Sheets. If we cease to be a registered, reporting company, our shareholders will have access to our corporate books and records to the extent provided by the Colorado Business Corporation Act, and to any additional disclosures required by law.

Termination of registration under the Exchange Act also will make many of the provisions of the Exchange Act no longer applicable to us, including the short-swing profit provisions of Section 16, the proxy solicitation rules under Section 14 and the stock ownership reporting rules under Section 13. In addition, affiliate shareholders may be deprived of the ability to dispose of their Common Stock under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

We estimate that termination of registration of our Common Stock under the Exchange Act will save us an estimated $375,000 per year in legal, accounting, printing and other expenses, and will also enable our management to devote more time to our operations. See also information under the caption “Special Factors - Reasons for and Purposes of the Reverse/Forward Stock Split” in this Information Statement.

Vote Required

On July 19, 2011 we received the written consent of shareholders holding in aggregate greater than 50% of the issued and outstanding shares of Common Stock approving the Reverse/Forward Stock Split. No special meeting of shareholders is required under Colorado law, since the requisite vote for adoption of the Reverse/Forward Stock Split has been obtained and the vote of other shareholders is not necessary.

The Board determined not to condition the approval of the Reverse/Forward Stock Split on approval by a majority of unaffiliated shareholders for several reasons. First, the Board believes that any such vote would not provide additional protection to those unaffiliated shareholders who will be cashed out in the transaction because greater than 99.9% of the shares held by unaffiliated shareholders are held by shareholders who would not be cashed out in the Reverse/Forward Stock Split and who may therefore have different interests from the unaffiliated shareholders who would be cashed out in the Reverse/Forward Stock Split. The Board also noted that the vote of a majority of unaffiliated shareholders was not required under Colorado law.

THE REVERSE/FORWARD SPLIT

The Reverse/Forward Stock Split is comprised of a reverse stock split (the “Reverse Split”) pursuant to which each 500 shares of Common Stock registered in the name of a shareholder immediately prior to the effective time of the Reverse Split will be converted into one share of Common Stock, followed immediately by a forward stock split (the “Forward Split”), pursuant to which each share of Common Stock outstanding upon consummation of the Reverse Split will be converted into 500 shares of Common Stock. Interests in fractional shares owned by shareholders owning fewer than 500 shares of Common Stock, whose shares of Common Stock would be converted into less than one share in the Reverse Split, will instead be converted into the right to receive a cash payment of $0.22 per share owned by such shareholders prior to the Reverse Split. However, if a registered shareholder holds 500 or more shares of Common Stock in his or her account immediately prior to the effective time of the Reverse Split, any fractional share in such account resulting from the Reverse Split will not be cashed out and the total number of shares held by such holder will not change as a result of the Reverse/Forward Stock Split.

We intend for the Reverse/Forward Stock Split to treat shareholders holding Common Stock through a nominee (such as a bank or broker) in the same manner as shareholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse/Forward Stock Split for their beneficial holders. However, nominees may have different procedures, and shareholders holding shares through a nominee should contact their nominees. A shareholder holding fewer than 500 shares of Common Stock through a nominee who wants to receive cash in the Reverse/Forward Stock Split should instruct his, her or its nominee to transfer such shareholder’s shares into a record account in such shareholder’s name so that such shareholder will be considered a holder of record prior to the Effective Date of the Reverse/Forward Stock Split, which is the 20th calendar day following the date this Information Statement is first mailed to our shareholders. A shareholder holding fewer than 500 shares of Common Stock through a nominee who does not transfer shares into a record account prior to the Effective Date may or may not have his, her or its shares cashed out in connection with the Reverse/Forward Stock Split, depending on such nominee’s procedures

As soon as practicable after the Effective Date, we will send all shareholders with stock certificates representing rights to receive cash payments a letter of transmittal to be used to transmit Common Stock certificates to the Exchange Agent. Upon proper completion and execution of the letter of transmittal, and the return of the letter of transmittal and accompanying stock certificate(s) to the Exchange Agent, each shareholder entitled to receive payment will receive a check for such shareholder’s stock. In the event we are unable to locate certain shareholders or if a shareholder fails properly to complete, execute and return the letter of transmittal and accompanying stock certificate to the Exchange Agent, any funds payable to such holders pursuant to the Reverse/Forward Stock Split will be held in escrow until a proper claim is made, subject to applicable abandoned property laws.

FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project” and similar expressions identify forward-looking statements, which speak only as of the date of this Information Statement. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those made in, contemplated by, or underlying the forward-looking statements. For these reasons, you should not place undue reliance on any forward-looking statements included in this Information Statement.

DESCRIPTION OF THE REVERSE/FORWARD STOCK SPLIT

Background of New Frontier Energy, Inc.

The Company is a Colorado corporation founded on January 7, 2000 as Storage Finders, Inc. On March 7, 2001 the Company changed its name to New Frontier Energy, Inc. and on February 7, 2002 acquired through a share exchange transaction Wyoming Oil and Minerals, Inc.

The Company’s principal executive office is located at 1801 Broadway, Suite 920, Denver, Colorado 80202 and its telephone number is 303-730-9994.

The Company is the subject company for purposes of the Transaction Statement.

Description of Capital Stock

The Company is authorized to issue 500,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock, par value $0.001 per share. As of the Record Date there were 68,801,302 issued and outstanding shares of Common Stock. Each holder of Common Stock is entitled to one vote per share of Common Stock owned. There were approximately 17,250 shares of Series B Convertible Preferred stock outstanding on the Record Date. Except as otherwise provided in the Series B Preferred Stock Certificate of Designation and as otherwise required by law, the Series B Preferred Stock have no voting rights

Our Board of Directors have the authority to issue up to 25,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences, sinking funds and other rights, preferences, privileges and restrictions applicable to each series and the number of shares constituting any series or the designation of the series, which may be senior to those of the Common Stock, without further vote or action by the stockholders. At the present time, the only series of preferred stock that remains outstanding is the Series B Preferred Stock.

The following summary of the Series B Preferred Stock is qualified in its entirety by the detailed information appearing in the Series B Preferred Stock Certificate of Designation filed with the Commission as Exhibit 3.1 to Form 8-K on September 23, 2005.

The stated value and issue price of the Series B Preferred stock is $100.00 per share. Holders of the Series B Preferred Stock are entitled to receive cumulative dividends at the rate of 12% per annum, payable quarterly. As of July 19, 2011 (the last trading day prior to the announcement of the Reverse/Forward Stock Split), shares of Series B Preferred Stock are convertible into shares of Common Stock at the rate of $0.39 per share (subject to adjustment).

The Series B Preferred Stock has customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $0.39 per share (subject to adjustment), and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to certain employee stock options and shares issued in connection with certain mergers and acquisitions.

Except as otherwise provided in the Series B Preferred Stock Certificate of Designation and as otherwise required by law, the Series B Preferred Stock have no voting rights.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series B Preferred Stock an amount equal to the stated value ($100.00) of the Series B Preferred Stock per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing. If the assets of the Company are insufficient to pay such amounts in full, then the entire assets to be distributed to the holders of the Series B Preferred Stock shall be distributed among the holders of the Series B Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

 In the event the closing bid price of the Company’s Common Stock has closed for 20 consecutive trading days at a price not less than $0.78 (subject to adjustment), the Company may deliver notice to holders of the Series B Preferred Stock of the Company’s irrevocable election to redeem all or part of the Series B Preferred Stock. The Company must provide 30 days’ written notice to the holders of the Series B Preferred Stock. The Company may not call the Series B Preferred Stock unless at least two years have passed from the Original Issue Date.

As of the Record Date, there were approximately 17,250 shares of the Series B Preferred Stock outstanding.

Description and Interests of Certain Persons in Matters to be Acted Upon

Majority Shareholder

As of the Record Date, Michel Escher, a director of the Company, is the beneficial owner of approximately 55% of the outstanding shares of Common Stock as a result of his role as the sole director of Iris. (Michel Escher is a beneficial owner, as defined by the Commission, of shares of Common Stock solely due to the dispositive and voting control he holds over the shares of Common Stock owned by Iris. In this instance, beneficial ownership, as defined by the Commission, may not represent economic ownership.) Michel Escher has caused all shares of Common Stock owned by Iris to be voted in favor of the Reverse/Forward Stock Split. Accordingly, no additional vote is required to approve the Reverse/Forward Stock Split. Iris will hold an estimated 55.03% of the then outstanding shares of Common Stock after the Reverse/Forward Stock Split is effected. Michel Escher, due to his role as the sole director of Iris, is deemed a filing person for purposes of the Schedule 13-E.

Directors and Executive Officers

Our directors and executive officers are collectively considered to be our “affiliates” for purposes of the Reverse/Forward Stock Split. As of the Record Date, Michel Escher, a director of the Company, is the only affiliate that is a beneficial owner of shares of Common Stock due to his role as the sole director of Iris. (Michel Escher is a beneficial owner, as defined by the Commission, of shares of Common Stock solely due to the dispositive and voting control he holds over the shares of Common Stock owned by Iris. In this instance, beneficial ownership, as defined by the Commission, may not represent economic ownership.) Accordingly, Michel Escher, due to his role as the sole director of Iris, is the only affiliate that will be deemed to participate in the Reverse/Forward Stock Split. All directors and executive officers may be reached by contacting the Company, located at 1801 Broadway, Suite 920, Denver, Colorado 80202. The Company’s telephone number at that location is 303-730-9994.

The Reverse/Forward Stock Split

The Board determined that it is advisable to effect a 1-for-500 Reverse Split of Common Stock immediately followed by a 500-for-1 Forward Split of Common Stock, and to provide for the cash payment of $0.22 per pre-split share in lieu of fractional shares of Common Stock that would otherwise be issued following the Reverse Split.

Regulatory Approvals

Aside from approval of the Reverse/Forward Stock Split by the majority of the shareholders of the outstanding shares of Common Stock, which has been obtained, the Reverse/Forward Stock Split is not subject to any regulatory approvals.

Holders as of Effective Date; Net Effect After Reverse/Forward Stock Split

Shareholders holding fewer than 500 pre-split shares of Common Stock will be cashed out at a price of $0.22 per share, and the holdings of all other shareholders will be unchanged. Any shareholders whose shares are cashed out will have no continuing equity interest in the Company.

NOMINEES AND BROKERS ARE EXPECTED TO DELIVER TO THE EXCHANGE AGENT THE BENEFICIAL OWNERSHIP POSITIONS THEY HOLD. HOWEVER, IF YOU ARE A BENEFICIAL OWNER OF COMMON STOCK WHO IS NOT THE RECORD HOLDER OF THOSE SHARES AND WISH TO ENSURE THAT YOUR OWNERSHIP POSITION IS ACCURATELY DELIVERED TO THE COMPANY’S EXCHANGE AGENT, YOU SHOULD INSTRUCT YOUR BROKER OR NOMINEE TO TRANSFER YOUR SHARES INTO A RECORD ACCOUNT IN YOUR NAME. NOMINEES AND BROKERS MAY HAVE CERTAIN REQUIRED PROCEDURES. THEREFORE, SUCH HOLDERS SHOULD CONTACT THEIR NOMINEES AND BROKERS TO DETERMINE HOW TO EFFECT THE TRANSFER IN A TIMELY MANNER PRIOR TO THE EFFECTIVE DATE OF THE REVERSE/FORWARD STOCK SPLIT.

No filing with the Colorado Secretary of State is required to complete the Reverse/Forward stock split which will become effective on the 20th calendar day following the mailing of this Information Statement to all shareholders of record. All shareholders who will be cashed out as a result of this Reverse/Forward stock split, however, do have the right of dissent as set forth in detail elsewhere under Dissenter’s Rights.

Exchange of Certificates for Cash Payment for Shares

Corporate Stock Transfer, Inc., has been appointed as the Exchange Agent to carry out the exchange of certificates for cash.

As soon as practicable after the Effective Date, record holders holding fewer than 500 shares will be notified and asked to surrender their certificates representing shares of Common Stock to the Exchange Agent. Record holders owning fewer than 500 shares of Common Stock on the Effective Date will receive in exchange a cash payment in the amount of $0.22 per pre-split share. Those record holders beneficially owning at least 500 shares of Common Stock will continue to hold the same number of shares of Common Stock.

If the Reverse/Forward Stock Split is effected, any shareholder owning fewer than 500 shares of the currently outstanding Common Stock will cease to have any rights with respect to our Common Stock, other then dissenter’s rights, except to be paid in cash as described in this Information Statement. No interest will be paid or accrued on the cash payable to holders of fewer than 500 shares after the Reverse/Forward Stock Split is effected.

The Exchange Agent will impose certain fees in connection with the cancellation of stock certificates and transmitting payment to shareholders owning fewer than 500 shares of the currently outstanding Common Stock sending out cash exchange. We anticipate these fees to be approximately $15,000. Shareholders holding fewer than 500 pre-split shares of Common Stock who are cashed out as a result of the Reverse/Forward Stock Split will not be required to pay these Exchange Agent fees to receive their cash price of $0.22 per share.

Nominees (such as banks or brokers) may have certain required procedures, and a shareholder holding Common Stock through a nominee should contact his, her or its nominee to determine how the Reverse/Forward Stock Split will affect them. The Exchange Agent appointed by us to carry out the exchange has informed us that nominees are expected to provide beneficial ownership positions to them so that beneficial owners may be treated appropriately in effecting the Reverse/Forward Stock Split. However, if you are a beneficial owner of fewer than 500 shares of Common Stock, you should instruct your nominee to transfer your shares into a record account in your name so that you will be considered a holder of record prior to the Effective Date, which is anticipated to be on or after August __, 2011, the date 20 calendar days after the date we anticipate that this Information Statement will first be mailed to our shareholders. A shareholder holding fewer than 500 shares of Common Stock through a nominee who does not transfer shares into a record account may or may not have his, her or its shares cashed out in connection with the Reverse/Forward Stock Split, depending on such nominee’s procedures.

In the event that any certificate representing shares of Common Stock is not presented for cash upon request by us, the cash payment will be administered in accordance with the relevant state abandoned property laws. Until the cash payments have been delivered to the appropriate public official pursuant to the abandoned property laws, such payments will be paid to the holder thereof or his or her designee, without interest, at such time as the shares of Common Stock have been properly presented for exchange.

Dissenters Rights

Each shareholder who is entitled to receive cash as a result of the Reverse/Forward Stock Split (i.e., a shareholder that owns fewer than 500 shares of Common Stock immediately before the Reverse/Forward Stock Split) has the right to dissent and obtain payment of the fair value of such shareholder’s shares under the Colorado Business Corporation Act. These rights are conferred upon those shareholders who (i) do not vote in favor of the Reverse/Forward Stock Split or otherwise approve of the consideration to be received for his, her, or its shares and (ii) properly exercise appraisal rights (i.e. the right to receive, in lieu of the consideration being offered for the fractional share, the fair value for the fractional share as determined in a judicial appraisal proceeding). If you choose to exercise your right to dissent, you must deliver to us a properly completed and executed Notice of Intent to Demand Payment (attached hereto as Annex 2) on or before September__, 2011 and not otherwise consent to the Reverse/Forward Stock Split. You shall be deemed to have consented to the Reverse/Forward Stock Split should you return to us your stock certificates and receive payment of the $0.22 per share proposed herein. A shareholder who does not satisfy the requirements of the preceding paragraph is not entitled to dissent.

Accounting Treatment

The fractional shares resulting from the Reverse/Forward Stock Split will be retired and returned to the authorized Common Stock of the Company available for future issuance. Our per share Common Stock net income or loss and the net book value will be marginally increased in absolute terms because there will be fewer shares of our Common Stock outstanding following the Reverse/Forward Stock Split. Any fractional shares that are redeemed by the cashed-out shareholders will result in a decrease in paid in capital and cash. We do not anticipate that any other accounting consequences would arise as a result of the proposed transaction.

FINANCING OF THE REVERSE/FORWARD STOCK SPLIT

Completion of the Reverse/Forward Stock Split will require approximately $71,000, which includes printing and mailing, Exchange Agent fees, legal, financial, accounting and other fees and costs related to the transaction. The resulting decreased working capital resulting from and following the Reverse/Forward Stock Split is not expected to have a material effect on our capitalization, liquidity, results of operations and cash flow. The costs of the transaction and related fees and expenses will be paid from currently available cash held by us. You should read the discussion under the caption “Costs of the Reverse/Forward Stock Split” in this Information Statement for a description of the fees and expenses we expect to incur in connection with the transaction.

COSTS OF THE REVERSE/FORWARD STOCK SPLIT

The following is an estimate of the costs incurred or expected to be incurred by us in connection with the Reverse/Forward Stock Split. Final costs of the transaction may be more or less than the estimates shown below. We will be responsible for paying these costs.

Amount Paid to Cashed Out Shareholders	$6,000
Legal Fees	$10,000
Transfer and Exchange Agent Fees	$15,000
Printing and Mailing Costs	$35,000
TOTAL	$71,000

PAST CONTRACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS

Not Applicable.

CONDUCT OF THE COMPANY’S BUSINESS AFTER THE REVERSE/FORWARD STOCK SPLIT

We expect our business and operations to continue as they are currently being conducted and, except as disclosed in this Information Statement, the Reverse/Forward Stock Split is not anticipated to have any effect upon the conduct of our business. We expect to realize time and cost savings as a result of terminating our registered reporting status. When the Reverse/Forward Stock Split is consummated, all persons owning fewer than 500 shares of Common Stock at the effective time of the Reverse/Forward Stock Split will no longer have any equity interest in, and will not be shareholders of, the Company, and therefore will not participate in our future potential earnings and growth.

When the Reverse/Forward Stock Split is effected, we believe that, based on our shareholder records, less than 300 record holders will remain as record holders of Common Stock, beneficially owning 100% of the outstanding Common Stock. We believe, based on our shareholder records, that shareholders who currently beneficially own approximately 99.96% of the outstanding Common Stock will beneficially own 100% of the outstanding Common Stock after the Reverse/Forward Stock Split. See also information under the caption “Security Ownership of Certain Beneficial Owners and Management - Security Ownership Prior to Reverse/Forward Stock Split” in this Information Statement. When the Reverse/Forward Stock Split is effected, members of the Board and our executive officers will beneficially own approximately 55.03% of the then outstanding shares of Common Stock. See also information under the caption “Security Ownership of Certain Beneficial Owners and Management - Security Ownership After Reverse/Forward Stock Split” in this Information Statement.

Following the consummation of the Reverse/Forward stock split we plan to terminate the registration of our Common Stock under the Exchange Act. Since we will no longer be a reporting company under the Exchange Act, we will be relieved of the obligation to comply with the proxy rules of Regulation 14A under Section 14 of the Exchange Act and our officers and directors and shareholders owning more than 10% of our Common Stock will be relieved of the stock ownership reporting requirements and “short swing” trading restrictions under Section 16 of the Exchange Act. Further, we will no longer be subject to the periodic reporting requirements of the Exchange Act and will cease filing information with the Commission, however, we will continue to provide sufficient information to allow our Common Stock to continue trading on the Pink Sheets. Among other things, the effect of this change will be to enable us to realize time and cost savings from not having to comply with the requirements of the Exchange Act.

As stated throughout this Information Statement, we believe that there are significant advantages to effecting the Reverse/Forward Stock Split and ceasing to be a registered, reporting company.

Other than as described in this Information Statement, we have no current plans or proposals to (i) effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation; (ii) to sell or transfer substantially all of our assets; (iii) to change our Board or management; (iv) to change materially our indebtedness or capitalization; or (v) otherwise to effect any material change in our corporate structure.

FINANCIAL STATEMENTS

Our audited balance sheets and the related audited consolidated statements of operations, stockholders’ deficit and cash flows for each of the two years in the period ended February 28, 2011 are incorporated by reference to our annual report on Form 10-K for the year ended February 28, 2011 (the “2011 10-K”), which was previously filed with the Commission; and our unaudited balance sheets and the related unaudited consolidated statements of operations, stockholders’ equity and cash flows for the three month period ended May 31, 2011 are also incorporated by reference to our quarterly report on Form 10-Q for the quarter ended May 31, 2011 (the “May 2011 10-Q”), which was previously filed with the Commission. A copy of both the 2011 10-K and the May 2011 10-Q accompany this Information Statement. Shareholders should refer to the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Financial Statements” set forth in the 2011 10-K and the May 2011 10-Q.

PRICE RANGE OF COMMON STOCK; DIVIDENDS; TRADING VOLUME

Our Common Stock is presently traded on the Pink Sheets under the symbol NFEI. The following table sets forth the range of high and low closing prices for our Common Stock during each calendar quarter beginning June 1, 2009, and ending May 31, 2011. The figures have been rounded to the nearest whole cent.

Quarter or Period Ended	High	Low
May 31, 2011	$0.21	$0.06
February 28, 2011	$0.25	$0.06
November 30, 2010	$0.21	$0.17
August 31, 2010	$0.20	$0.09
May 31, 2010	$0.15	$0.08
February 29, 2010	$0.30	$0.14
November 30, 2009	$0.30	$0.16
August 31, 2009	$0.45	$0.20

The above quotations do not reflect commissions or transaction costs and may not necessarily represent actual transactions. The number of shareholders of record of the Company’s issued and outstanding Common Stock as of the Record Date was approximately 1,700.

On July 19, 2011 (the last trading day prior to the announcement of the Reverse/Forward Stock Split), our Common Stock’s closing price per share was $0.10 on trading volume of 14,000 shares. Previous to this trade, our average closing price for the three months ending July 19, 2011 was approximately $0.11 per share. We have not paid or declared any dividends on our Common Stock since inception. Any future declaration and payment of cash dividends will be subject to the discretion of the Board, and will depend upon our results of operations, financial condition, cash requirements, future prospects, changes to tax legislation, and other factors deemed relevant by our Board. We do not intend to pay cash dividends on our Common Stock in the immediate future. During the twelve months ending July 19, 2011, our stock traded infrequently, with reported trades occurring on 147 days, and with an average daily trading volume of approximately 18,400 shares for such twelve month period.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the security ownership of Management and of beneficial owners holding five percent or greater of the outstanding shares of Common Stock as of the Record Date.

Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of Common Stock, except as otherwise indicated.

Beneficial Owner	Amount of Beneficial Ownership	Percent of Beneficial Ownership
Samyak Veera (1)	1,750,000	2%
Tristan R. Farel (2)	500,000	< 1%
R. Michel Escher (3)	37,845,380	55%

Officers & Directors as a Group	40,095,380	58%

5% or greater shareholders

Iris Energy Holdings Ltd. (3)	37,845,380	51%
Vision Capital Advisors, LLC (4)	8,275,158	12%
Brian E. Peierls (5)	4,000,248	6%

(1)
Represents the following options granted to Mr. Veera: (i) options to acquire 1,250,000 shares of Common Stock at a price of $0.20 per share that expire on August 17, 2011, and (ii) options to acquire 500,000 of Common Stock at a price of $0.30 per share that expire on January 11, 2015.

(2)	Represents the following options granted to Mr. Farel: options to acquire 500,000 shares of Common Stock at a price of $0.50 per share that expires on December 1, 2011.

(3)
Represents 37,845,381 shares of Common Stock directly owned by Iris. Michel Escher is Iris’s sole director and as such, exercises voting and dispositive power over its shares and as such is considered to be the beneficial owner.

(4)
Vision Opportunity Master Fund, Ltd. (the “Fund”) is the direct owner of 6,387,267 shares of Common Stock and Vision Capital Advantage Fund, L.P. (“VCAF”) is the owner of 1,887,891 shares of Common Stock. Vision Capital Advisors, LLC (the “Investment Manager”) serves as investment manager to the Fund and to VCAF. Adam Benowitz is the Managing Member of the Investment Manager. VCAF GP, LLC (the “General Partner”) serves as general partner of VCAF. Mr. Benowitz and the Investment Manager (and VCAF GP, with respect to the shares owned by VCAF) may be deemed to share with the Fund and VCAF voting and dispositive power with respect to such shares. Each of the parties in this footnote disclaims beneficial ownership with respect to any shares other than those beneficially owned directly by such other party. Based upon the information included in a Schedule 13D/A filed with the Commission on June 23, 2010.

(5)
Represents 581,393 shares of Common Stock and 89,862 shares of Common Stock that may be acquired upon conversion of Series B Convertible Preferred Stock owned by Brian E. Peierls and 2,850,824 shares of Common Stock owned by The Peierls Foundation, Inc., and 478,169 shares of Common Stock that may be acquired upon conversion of Series B Convertible Preferred Stock owned by The Peierls Foundation, Inc. E. Jeffrey Peierls is the President and a Director of The Peierls Foundation, Inc. and Brian E. Peierls, the Vice President and a Director of the Peierls Foundation, Inc. based upon the information included in a Schedule 13D/A filed with the Commission on February 11, 2010.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents that we previously filed with the Commission, are incorporated by reference in this Information Statement, except for any discussion therein of the “safe harbor” protections for forward-looking statements provided under The Private Securities Litigation Reform Act of 1995: (i) the Annual Report on Form 10-K for the fiscal year ended February 28, 2011 and (ii) the Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2011. A copy of both the 2011 10-K and the May 31 10-Q accompany this Information Statement.

All documents and reports that we filed with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement are not incorporated by reference into this Information Statement. New material information, if any, will be provided in an amended Information Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein (or in any other subsequently filed documents which also is deemed to be incorporated by reference herein) modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Commission at the Public Reference Room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549.

Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

By Order of the Board of Directors
July 19, 2011

ANNEX 1

7-113-102. Right to dissent

(2.5)
A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

(3)
A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

(4)
A shareholder entitled to dissent and obtain payment for the shareholder’s shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

7-113-103. Dissent by nominees and beneficial owners

(1)
A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the record shareholder’s name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters’ rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

(2)	A beneficial shareholder may assert dissenters’ rights as to the shares held on the beneficial shareholder’s behalf only if:

(a)	The beneficial shareholder causes the corporation to receive the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(b)	The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

(3)
The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters’ rights as to all such shares as to which there is no limitation on the ability to exercise dissenters’ rights. Any such requirement shall be stated in the dissenters’ notice given pursuant to section 7-113-203.

7-113-201. Notice of dissenters’ rights

(1)
If a proposed corporate action creating dissenters’ rights under section 7-113-102 is submitted to a vote at a shareholders’ meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters’ rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders’ meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder’s shares under this article by reason of the shareholder’s failure to comply with the provisions of section 7-113-202 (1).

(2)
If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters’ rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders’ meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder’s shares under this article by reason of the shareholder’s failure to comply with the provisions of section 7-113-202 (2).

7-113-202. Notice of intent to demand payment

(1)
If a proposed corporate action creating dissenters’ rights under section 7-113-102 is submitted to a vote at a shareholders’ meeting and if notice of dissenters’ rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (1), a shareholder who wishes to assert dissenters’ rights shall:

(a)
Cause the corporation to receive, before the vote is taken, written notice of the shareholder’s intention to demand payment for the shareholder’s shares if the proposed corporate action is effectuated; and

(b)	Not vote the shares in favor of the proposed corporate action.

(2)
If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters’ rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (2), a shareholder who wishes to assert dissenters’ rights shall not execute a writing consenting to the proposed corporate action.

(3)	A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder’s shares under this article.

7-113-203. Dissenters’ notice

(1)
If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized, the corporation shall give a written dissenters’ notice to all shareholders who are entitled to demand payment for their shares under this article.

(2)
The dissenters’ notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters’ rights under section 7-113-102 and shall:

(a)	State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

(b)	State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

(c)	Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(d)	Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

(e)
Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

(f)	State the requirement contemplated in section 7-113-103 (3), if such requirement is imposed; and

(g)	Be accompanied by a copy of this article.

7-113-204. Procedure to demand payment

(1)	A shareholder who is given a dissenters’ notice pursuant to section 7-113-203 and who wishes to assert dissenters’ rights shall, in accordance with the terms of the dissenters’ notice:

(a)	Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2) (d), duly completed, or may be stated in another writing; and

(b)	Deposit the shareholder’s certificates for certificated shares.

(2)
A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder’s exercise of dissenters’ rights and has only the right to receive payment for the shares after the effective date of such corporate action.

(3)	Except as provided in section 7-113-207 or 7-113-209 (1) (b), the demand for payment and deposit of certificates are irrevocable.

(4)
A shareholder who does not demand payment and deposit the shareholder’s share certificates as required by the date or dates set in the dissenters’ notice is not entitled to payment for the shares under this article.

7-113-205. Uncertificated shares

(1)
Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

(2)	In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

7-113-206. Payment

(1)
Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters’ rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares, the amount the corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest.

(2)	The payment made pursuant to subsection (1) of this section shall be accompanied by:

(a)
The corporation’s balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders’ equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

(b)	A statement of the corporation’s estimate of the fair value of the shares;

(c)	An explanation of how the interest was calculated;

(d)	A statement of the dissenter’s right to demand payment under section 7-113-209; and

(e)	A copy of this article.

7-113-207. Failure to take action

(1)
If the effective date of the corporate action creating dissenters’ rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2)
If the effective date of the corporate action creating dissenters’ rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters’ notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

7-113-208. Special provisions relating to shares acquired after announcement of proposed corporate action

(1)
The corporation may, in or with the dissenters’ notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters’ rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter’s payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters’ rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters’ rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

(2)	An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).

7-113-209. Procedure if dissenter is dissatisfied with payment or offer

(1)
A dissenter may give notice to the corporation in writing of the dissenter’s estimate of the fair value of the dissenter’s shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation’s offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

(a)	The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

(b)	The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

(c)	The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207 (1).

(2)
A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter’s shares.

7-113-301. Court action

(1)
If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

(2)
The corporation shall commence the proceeding described in subsection (1) of this section in the district court for the county in this state in which the street address of the corporation’s principal office is located, or, if the corporation has no principal office in this state, in the district court for the county in which the street address of its registered agent is located, or, if the corporation has no registered agent, in the district court for the city and county of Denver. If the corporation is a foreign corporation without a registered agent, it shall commence the proceeding in the county in which the domestic corporation merged into, or whose shares were acquired by, the foreign corporation would have commenced the action if that corporation were subject to the first sentence of this subsection (2).

(3)
The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter’s payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares, or as provided by law.

(4)
The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

(5)
Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter’s shares for which the corporation elected to withhold payment under section 7-113-208.

7-113-302. Court costs and counsel fees

(1)
The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

(2)	The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a)	Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with part 2 of this article; or

(b)
Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(3)
If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

ANNEX 2

Notice of Dissenters Rights

On August __, 2011, the Effective Date as defined in the attached Information Statement, certain shareholders owning less than 500 shares of the Common Stock of New Frontier Energy, Inc. will be automatically cashed out at a price of $0.22 per presplit common share. Pursuant to CRS 7-113-102 (2.5) if you are one of our shareholders who is to be cashed out, you have the right to dissent and seek an appraisal of the fairness of the pre-split common share purchase price. A complete set of the relevant statutes relating to your rights is attached to the information statement as Annex 1.

If you choose to dissent you may fill out this form and mail it to our offices as follows:

New Frontier Energy, Inc.
Dissenter’s Administrator
1801 Broadway, Suite 920
Denver CO 80202

Upon our receipt of your Notice of Dissent, you will be unable to transfer your shares.

We must receive this Notice of Dissent on or before August __, 2011 or you will be deemed to have waived your right of dissent.

You must return your stock certificate along with this notice to the Company. This Notice of Dissent and the deposit of your stock certificates are irrevocable.

Notice of Dissent

Number of shares for which the undersigned asserts his/her/its right to dissent:

Dissenter’s full name as it appears on the stock certificate:

Dissenter’s address:

By signing below, I hereby irrevocably assert my right to dissent. I understand that I will not receive $0.22 per share I would otherwise be entitled to as a result of the Reverse/Forward Split.

[Signature]

[Name of Signatory]